Exhibit 10.3

Wholesale Datacenter Lease Multi-Tenant Datacenter

VANTAGE DATA CENTERS [***]

WHOLESALE DATACENTER LEASE

Between

VANTAGE DATA CENTERS [***], LLC

as Landlord

and

BOX, INC.

as Tenant

Dated

July 27, 2016

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[***]	Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

VANTAGE DATA CENTERS [***]

WHOLESALE DATACENTER LEASE

This Wholesale Datacenter Lease (this “Lease”) is entered into as of the date (the “Effective Date”) this Lease is signed by Landlord as indicated on the signature page, by and between Landlord and the Tenant:

RECITALS

A. Landlord is the owner of the Land described in Exhibit “A” attached hereto.  The Land is improved with, among other things, the “Building described in Exhibit “A” attached hereto.  The Land, the Building, and Landlord’s personal property thereon or therein may be referred to herein as the “Project”, and the Project is described in Exhibit “A” attached hereto.

B. Tenant desires to lease (i) the Datacenter Space (defined in Item 5(a) of the Basic Lease Information, below), (ii) the Pathway (defined in Item 5(b) of the Basic Lease Information, below), and (iii) the Support Space (defined in Item 5(b) of the Basic Lease Information, below).

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, Landlord and Tenant agree as follows:

BASIC LEASE INFORMATION

1. Landlord:	VANTAGE DATA CENTERS [***], LLC, a Delaware limited liability company (“Landlord”)
2. Original Tenant:	Box, Inc., a Delaware corporation (the “Original Tenant”).
3. Tenant Addresses:	Tenant Address for Notices:	Tenant Address for Invoice of Rent:
	900 Jefferson Ave Redwood City, CA 94063 Contact Name: [***] Contact Email: [***] Phone No: [***]	900 Jefferson Ave Redwood City, CA 94063 Contact Name: [***] Contact Email: [***] Phone No: N/A
4. Datacenter:	The datacenter suite within the Building that is depicted as “Data Module 2” on Exhibit “C-1” attached hereto (the “Datacenter”).
5. Premises:
(a) Datacenter Space:	Approximately [***] square feet of space in the Datacenter that is depicted as “[***]” on Exhibit “C-1” attached hereto (the “Datacenter Space”).
(b) Pathway:	The pathway (“Pathway”) shall consist of:

(i) (A) one (1) four inch (4”) conduit from the Datacenter Space to [***]; (B) one (1) four inch (4”) conduit from the Datacenter Space to [***]; (C) one (1) four inch (4”) conduit from [***] to [***]; (D) one (1) four inch (4”) conduit from [***] to [***]; (E) one (1) four inch (4”) conduit from the [***] to the [***] Datacenter Space; and (F) one (1) four inch (4”) conduit from the [***] to [***] Datacenter Space (collectively, the “Conduit Pathway”); and

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(ii) 96 pairs of single mode fiber (installed at Landlord’s cost) between the Datacenter Space and the [***] Datacenter Space.  Tenant shall be permitted to pull and/or install cables and/or fiber in the Conduit Pathway.  Tenant is responsible for the costs and installations of all fiber and/or copper cabling within the Conduit Pathway and Landlord shall provide reasonable access to the Building’s facilities and Common Areas to allow Tenant to install such fiber and/or copper cabling within the Conduit Pathway.  Tenant may be limited in the number of cables and/or fiber that may be pulled through the Conduit Pathway by applicable Laws and by the physical constructs of such Conduit Pathway.

The Pathway set forth herein constitutes the same pathway as set forth in the [***] Lease (not additional conduit/fibers) and shall be used by Tenant in conjunction with both the Datacenter Space set forth in this Lease as well as the [***] Datacenter Space set forth in the [***] Lease.

(c) Support Space:

Approximately 516 rentable square feet of office space within the Building with access to a Common Area lobby, break room, conference room and restrooms (the “Office Space”), and approximately 315 aggregate rentable square feet of dedicated storage/staging space within the Building (the “Storage Space”).  The Office Space and the Storage Space shall be collectively known as the “Support Space.”  The location of the Support Space in the Building is depicted on Exhibit “C-2” attached hereto.

6. Meet Me Rooms; Demarc Rack Space; Meet Me Room Operators:
(a) Meet Me Rooms:

The “Meet Me Rooms” serve as the common interconnection areas for Campus tenants and consist of the following: (i) the meet me room located on the first floor of the Building designated as “[***]” in Exhibit “D-1” attached hereto; (ii) the meet me room located on the first floor of the Building designated as “[***]” in Exhibit “D-1” attached hereto; (iii) the room located on the first floor of the [***] designated as “[***]” in Exhibit “D-2” attached hereto; and (iv) the room located on the first floor of the [***] designated as “[***]” in Exhibit “D-2” attached hereto.

(b) Demarc Rack Space:

Tenant shall have the right to use one-half (1/2) of one four-post cabinet (the “Demarc Rack Space”) in each of the [***] and [***] as designated by Landlord.  The Demarc Rack Space set forth herein constitutes the same space as set forth in the [***] Lease (not additional space) and shall be used by Tenant in conjunction with both the Datacenter Space set forth in this Lease as well as the [***] Datacenter Space set forth in the [***] Lease.  The Demarc Rack Space provided in each Meet Me Room shall be contiguous and lockable or otherwise securable by Tenant.

(c) Meet Me Room Operators:	[***] and Vantage Data Centers Management Company, LLC.
7. Term:
(a) Commencement Date:

The “Commencement Date” means (and shall occur on) the date on which all of the Commencement Date Conditions are satisfied.  The Commencement Date is currently targeted to occur between September 9, 2016 and September 16, 2016 (the “Target Commencement Date”).

(b) Initial Term:

Approximately sixty (60) months, commencing on the Commencement Date and expiring on the last day of the calendar month in which the date that is sixty (60) months after the Commencement Date occurs (the “Initial Term”).

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(c) Early Occupancy Period:

Subject to all of the terms and conditions of Section 3.1.2 of the Standard Lease Provisions, Tenant shall have the right to enter the Datacenter Space for the purpose of installing and testing its Equipment and other Tenant’s Personal Property therein during the period commencing on the Early Occupancy Date and ending on the day before the Commencement Date.  The “Early Occupancy Date” means (and shall occur on) the date Landlord notifies Tenant in writing that Landlord has advanced the Commencement Date Conditions sufficiently to allow Tenant to engage in the installation and testing of Equipment and other Tenant’s Personal Property in the Datacenter Space and makes the Datacenter Space available to Tenant for such purposes.

(d) Options to Extend the Term:	Two (2) Extension Options (defined in Exhibit “I”), each to extend the Term for an Option Term (defined in Exhibit “I”) of sixty (60) months pursuant to Exhibit “I”.
8. Rent:

(a) Base Rent[1]:	Months of Initial Term	Total Base Rent CLP (kW)	Monthly Base Rental Rate ($/kW/mo)	Total Monthly Base Rent ($/mo)	Base Rent for Improvement Allowance ($/mo) *	Total Monthly Base Rent with Improvement Allowance ($/mo)
	Months 1 – 3	[***]	[***]	[***]	[***]	[***]
	Months 4 – 6	[***]	[***]	[***]	[***]	[***]
	Months 7 – 12	[***]	[***]	[***]	[***]	[***]
	Months 13 – 24	[***]	[***]	[***]	[***]	[***]
	Months 25 – 36	[***]	[***]	[***]	[***]	[***]
	Months 37 – 48	[***]	[***]	[***]	[***]	[***]
	Months 49 – 60	[***]	[***]	[***]	[***]	[***]

* Base Rate for the Improvement Allowance as set forth in the fifth column of the table above shall be adjusted in accordance with Section 9.3.2 below based on the utilized portion of the Improvement Allowance attributable to the Datacenter Space.

For purposes of this Item 8(a), the first consecutive one (1) month period shall elapse after: (a) the Commencement Date for the Datacenter Space if such Commencement Date occurs on the first day of a month; or (b) the first day of the month following the Commencement Date for the Datacenter Space if such Commencement Date does not occur on the first day of a month.  Base Rent shall be prorated for any partial calendar months at the beginning of the Term.

(b) Cross Connections:

No recurring charges shall be payable to Landlord for up to four (4) Cross Connections (in the aggregate with respect to the Datacenter Space and the [***] Datacenter Space) made by Tenant in the Meet Me Rooms; however, with respect to additional Cross Connections, Tenant shall be charged the then-current amounts per Cross Connection by the Meet Me Room Operator (currently, a monthly recurring charge (MRC) of $350 and a nonrecurring charge (NRC) of $150, subject to adjustment from time to time).  Landlord shall not charge an MRC or NRC with respect to Cross Connections terminating outside of the Meet Me Rooms, provided that (i) such Cross Connections are one to one (not one to many) and are not resold by Tenant and (ii) Tenant is responsible to negotiate directly with carriers with respect to such Cross Connections.  Tenant is responsible for all costs to install and maintain Cross Connections, whether inside or outside of the Meet Me Rooms.

[1]

Note to Draft: As opposed to the [***] Lease (which commences upon the Commencement Date for this Lease), this Lease does not require the paragraph in Item 8(a) clarifying that delays in the Commencement Date will result in delays in the payment of Base Rent, since this Lease will not commencement and Base Rent will not be payable until all Commencement Date Conditions are satisfied.

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[***]	Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c) Prepaid Rent:

$[***] due and payable upon Tenant’s execution of this Lease, consisting of the first (1st) month’s Base Rent (exclusive of Base Rent attributable to the Improvement Allowance) (the “Prepaid Rent Amount”).

9. Installation Fee:	None.
10. Security Deposit:	$[***] (the “Security Deposit”).
11. Electricity Provided:
(a) Electricity to be Provided to PDUs:	A total of [***], available per the Base Rent CLP ramp schedule set forth in Item 8(a), above.
(b) UPS Power:	UPS breakered amp usage included in the Base Rent for Datacenter Space: As provided in Part I of Exhibit “H”.
12. Cooling Load Factor:

Tenant’s Cooling Load Factor shall be as follows: (a) thirty percent (30%) if Tenant is utilizing at least forty percent (40%) of the total Critical Load Power available to the Datacenter Space (i.e., [***]) and (b) forty percent (40%) if Tenant (i) is utilizing less than forty percent (40%) of the total Critical Load Power available to the Datacenter Space or (ii) does not install and maintain in good working order throughout the Term (A) a cold aisle containment system with respect to the Datacenter Space and (B) blanking plates in any unpopulated racks in the Datacenter Space in order to minimize leakage of the cold aisle containment system.

13. Brokers:
(a) Landlord’s Broker:	None.
(b) Tenant’s Broker:	CBRE, Inc.

This Lease shall consist of the foregoing Basic Lease Information, and the provisions of the Standard Lease Provisions (consisting of Sections 1 through 17 which follow) and Exhibits “A” through “L”, inclusive, all of which are incorporated herein by this reference as of the Effective Date.  In the event of any conflict between the provisions of the Basic Lease Information and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control.  Any initially capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Standard Lease Provisions.

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[***]	Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

STANDARD LEASE PROVISIONS

1. DEFINITIONS.

1.1. “Actual Electrical Costs” means the cost per kilowatt hour and cost per kilowatt demand, adjusted by applicable rate adjustments, to Landlord for the purchase of electricity from the public utility or other electricity provider furnishing electrical service to the Campus from time to time and the cost of delivery (including efficiency losses, if applicable) of such electricity to the Datacenter Space, including sales and other taxes or other impositions imposed by any Governmental Authority on Landlord’s purchase of electricity.

1.2. “Additional Rent” means all amounts (other than Base Rent) payable by Tenant to Landlord pursuant to this Lease, whether or not denominated as such.

1.3. “Affiliate” means, with respect to any designated Person, any Person that is directly or indirectly Controlled by, under common Control with or that Controls such designated Person.

1.4. “Alterations” means any alterations, additions, improvements or replacements to the Premises, the Datacenter, or any other portion of the Building or Project completed by or on behalf of Tenant, including, without limitation, the Tenant Datacenter Space Installations.

1.5. “Back Up Power” is defined in Section 8.1.2 of the Standard Lease Provisions.

1.6. “Base Rent” is defined in Section 4.1.1 of the Standard Lease Provisions.

1.7. “Base Rent CLP” means (a) during month 1 through month 3 of the Initial Term, [***], (b) during month 4 through month 6 of the Initial Term, [***] and (c) during month 7 through the remainder of the Term, [***].

1.8. “Base Year” means (a) with respect to Property Taxes, the twelve (12) month period beginning on July 1, 2016 and ending on June 30, 2017 and (b) with respect to Insurance, the twelve (12) month period beginning on April 14, 2016 and ending on April 13, 2017.

1.9. “Building” is defined in Exhibit “A” attached hereto.

1.10. “Building Common Areas” means those areas within the Building that are provided for the common use of all Building tenants, occupants and invitees, such as, without limitation, accessways, lobbies, common conference and break rooms, corridors, fire vestibules, elevators (if any), foyers, restrooms, janitor’s closets, and other similar facilities.  For the avoidance of doubt, it is understood that the Meet Me Rooms are not Building Common Areas, provided that Landlord shall provide Tenant with access to the Meet Me Rooms in accordance with Section 2.3.2 of the Standard Lease Provisions.

1.11. “Building Systems” means, collectively, the Campus’s and the Project’s primary systems and equipment, including, without limitation, all fire/life safety, roof, walls, electrical, HVAC, plumbing or sprinkler, access control (including, without limitation, Landlord’s Access Control Systems), mechanical, telecommunications and elevator systems and equipment.  For the avoidance of doubt, the electrical Building Systems end at the PDUs serving the Datacenter Space and do not include electrical systems and infrastructure serving the Datacenter Space “downstream” of the output circuit breakers for the PDUs serving the Datacenter Space (including, without limitation, all RPPs, power distribution whips, receptacles and other installations).

1.12. “Brokers” means the Persons, if any, identified in Items 13(a) and 13(b) of the Basic Lease Information.

1.13. “Campus” means that certain data center campus commonly known as Vantage Data Centers [***] which currently includes the Building and the other building improvements commonly known as and located at [***] and the land on which such buildings are located and all other improvements located on such land.

1.14. “Campus Common Areas” means those areas of the Campus that are provided for the common use of all Campus tenants, occupants and invitees, such as, without limitation, driveways, parking areas, plazas and sidewalk areas.

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[***]	Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.15. “Casualty” is defined in Section 10.1.1 of the Standard Lease Provisions.

1.16. “Casualty Damage” is defined in Section 10.1.1 of the Standard Lease Provisions

1.17. “Claims” means, collectively, claims, actions, suits, proceedings, losses, damages, obligations, liabilities, penalties, fines, costs and expenses, excluding attorneys’ fees, legal costs, and other costs and expenses of defending against any claims, actions, suits, or proceedings, except as otherwise set forth in Section 17.11.

1.18. “Commencement Date” is defined in Item 7(a) of the Basic Lease Information.

1.19. “Commencement Date Conditions” mean, and shall be satisfied upon Landlord’s tender to Tenant of delivery of possession of the Datacenter Space and the Pathway with all of the Landlord’s Installations and the Tenant Datacenter Space Installations (to the extent set forth in the Tenant Datacenter Space Installation Plan Documents) Substantially Completed.  When the Commencement Date Conditions are Substantially Completed, the Commencement Date shall be memorialized via a written commencement date memorandum delivered by Landlord to Tenant.

1.20. “Common Areas” means the Building Common Areas and the Campus Common Areas.

1.21. “Conflicting Use” means any use of the Premises in any manner (or the taking or allowing of any act in or about the Premises) that: (a) violates or conflicts with any Laws; (b) causes or is reasonably likely to cause damage to the Campus, the Project, the Building, the Premises or the Building and/or the Building Systems; (c) shall invalidate or otherwise violate a requirement or condition of any fire, extended coverage or any other insurance policy covering the Campus, the Project, the Building, the Datacenter, and/or the Premises, or the property located therein; (d) constitutes or is reasonably likely to constitute a nuisance, annoyance or inconvenience to other tenants or occupants of the Campus, the Datacenter, the Building or the Project, or any equipment, facilities or systems of any such tenants or occupants; (e) interferes with, or is reasonably likely to interfere with, the transmission or reception of microwave, television, radio, telephone, or other communication signals by antennae or other facilities located at the Campus or the Project; (f) amounts to (or results in) the commission of waste in the Campus, the Premises, the Datacenter, the Building or the Project; or (g) violates any of the rules and regulations from time to time promulgated by Landlord in writing to Tenant and applicable to the Campus, the Premises, the Datacenter, the Building or the Project (including, without limitation, the Datacenter Rules and Regulations).

1.22. “Control” or “Controlling” means possession of the direct or indirect power to direct or cause the direction of the management and policies of a Person.

1.23. “Critical Load Power” means the total electrical power supplied to the PDUs serving the Datacenter Space that is available for utilization by Tenant in the Datacenter Space (as measured at the supply side of the dedicated PDU systems serving the Datacenter Space and at the output feeder breakers of the shared PDU systems serving the Datacenter Space) for the purpose of delivering critical electrical power to Tenant’s Equipment and other Tenant’s Personal Property in the Datacenter Space.

1.24. “Cross Connections” means interconnections in a Meet Me Room between Tenant’s Demarc Rack Space and any telecommunications carriers present in such Meet Me Room.

1.25. “Damage Notice” is defined in Section 10.1.1 of the Standard Lease Provisions.

1.26. “Datacenter” is defined in Item 4 of the Basic Lease Information.

1.27. “Datacenter Power Payment” means, each month, an amount equal to the Actual Electrical Costs to deliver all electrical energy during such month as Critical Load Power to the Datacenter Space (as measured by the Electrical Metering Equipment).

1.28. “Datacenter Rules and Regulations” means Landlord’s rules and regulations for the Datacenter, as such reasonable rules and regulations may be reasonably amended, modified or supplemented from time to time in Landlord’s sole and absolute discretion.  The current version of the Datacenter Rules and Regulations are included as Exhibit “K”.

1.29. “Datacenter Space” is defined in Item 5(a) of the Basic Lease Information.

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1.30. “Default Rate” means an annual rate of interest equal to the lesser of (a) fifteen percent (15%) per annum and (b) the maximum contract rate permitted to be charged under applicable Law.

1.31. “Demarc Rack Space” is defined in Item 6(b) of the Basic Lease Information.

1.32. “Early Occupancy Date” (if any) is defined in Item 7(c) of the Basic Lease Information.

1.33. “Early Occupancy Period” means the period (if any) specified in Item 7(c) of the Basic Lease Information, during which Tenant can occupy and use the Premises prior to the Commencement Date in accordance with the terms and conditions of Section 3.1.2 of the Standard Lease Provisions.

1.34. “Effective Date” is defined in the preamblular paragraph to this Lease.

1.35. “Electrical Metering Equipment” means revenue-grade electrical metering device (or electrical metering devices) for monitoring the electricity delivered as Critical Load Power to the Datacenter Space that is compatible with Landlord’s energy management system.  For the avoidance of doubt, it is understood that the Electrical Metering Equipment measures electrical power delivered to the supply side of the PDU systems serving the Datacenter Space.

1.36. “Electrical Power Threshold” means number of kilowatts for the Datacenter Space specified in Paragraph 1 of Exhibit “H”.

1.37. “Encumbrances” means liens, claims, stop notices and violation notices, including, without limitation, any of the same relating to any of the Tenant’s Personal Property, the Alterations or any other work performed for, materials furnished to or obligations incurred by Tenant.

1.38. “Environmental Laws” means and includes all now and hereafter existing Laws regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment.

1.39. “Equipment” means only computer, switch and/or communications equipment.

1.40. “Estimated Restoration Period” is defined in Section 10.1.1 of the Standard Lease Provisions.

1.41. “Extension Option” is defined in Exhibit “I” attached hereto.

1.42. “Force Majeure” is defined in Section 17.7 of the Standard Lease Provisions.

1.43. “GAAP” means generally accepted accounting principles, consistently applied.

1.44. “Governmental Authority” means any of the United States of America, the state, county and/or city in which the Campus or the Project is located (and/or any political subdivision of such state, county or city), any agency, department, commission, board, bureau or instrumentality of any of the foregoing, and any quasi-municipal corporation or similar entity that now exists or is hereafter created, having jurisdiction over the Campus or the Project or any portion thereof or the vaults, curbs, sidewalks, streets and areas adjacent thereto.

1.45. “Handle,” “Handled,” or “Handling” means any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials.

1.46. “Hazardous Materials” means and includes: (a) any material or substance: (i) which is defined or becomes defined as a “hazardous substance,” “hazardous waste,” “infectious waste,” “chemical mixture or substance,” or “air pollutant” under Environmental Laws; (ii) containing petroleum, crude oil or any fraction thereof, excluding plastics and items commonly found in data centers not otherwise covered in this Section 1.47; (iii) containing polychlorinated biphenyls (PCB’s), excluding plastics and items commonly found in data centers not otherwise covered in this Section 1.47; (iv) asbestos, asbestos-containing materials or presumed asbestos-containing materials (collectively, “ACM”); (v) which is radioactive; (vi) which is infectious; or (b) any other material or substance displaying toxic, reactive, ignitable or corrosive characteristics and that present a risk to public health and safety or the environment.

1.47. “Holder” means the holder of any Security Instruments.

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1.48. “Holdover Base Rental Rate” means a monthly base rental rate equal to 150% of the Base Rent payable by Tenant to Landlord during the last month of the Term of this Lease.

1.49. “HVAC” means heating ventilation and air conditioning.

1.50. “Improvement Allowance” is defined in Section 9.3.2 of the Standard Lease Provisions.

1.51. “Initial Alterations” is defined in Section 9.3.2.4 of the Standard Lease Provisions.

1.52. “Initial Term” means the period specified in Item 7(b) of the Basic Lease Information.

1.53. “Installation Fee” means the amount, if any, specified in Item 9 of the Basic Lease Information.

1.54. “Institutional Owner Practices” means practices that are consistent with the practices of the majority of the institutional owners of institutional grade, first-class data center or telecommunications projects in the United States of America.

1.55. “Land” is defined in Exhibit “A” attached hereto.

1.56. “Landlord” is defined in Item 1 of the Basic Lease Information.

1.57. “Landlord Confidential Information” means: (a) the terms and provisions of this Lease and of any term sheet, letter of intent or discussions on which this Lease is based and the content of any discussions between Landlord and Tenant regarding the same and (b) the Actual Electrical Costs charged hereunder, and (c) any other information that is disclosed by Landlord that: (i) is marked as confidential, proprietary, or with a similar legend or (ii) that the party receiving the information otherwise should reasonably know to be confidential based upon its content.

1.58. “Landlord Default” is defined in Section 16.1 of the Standard Lease Provisions.

1.59. “Landlord Parties” means, collectively: Landlord; [***]; and their respective Affiliates and Successors and assigns, and all of their respective directors, officers, shareholders, members, employees, agents, constituent partners, affiliates, beneficiaries, trustees and representatives.

1.60. “Landlord Party” means any of the Landlord Parties.

1.61. “Landlord’s Access Control Systems” means five (5) layers of security built into the Campus which include (a) perimeter fencing and gates; (b) CCTV (PTZ or fixed); (c) on site Security Operations Center with operation of a check-in desk at the Campus’ main entrance by security officers twenty-four (24) hours per day, seven (7) days per week; (d) visitor management system; (e) installation of an electronic “key card” system to control access to the Datacenter Space, including bioscript access (card/biometric) readers; and (f) installation of a video surveillance system in the Datacenter with a 90 day archiving standard across 90+ cameras for the Campus.

1.62. “Landlord’s Installations” means all of the items and installations described in Part I of Exhibit “J” attached hereto.

1.63. “Landlord’s Knowledge” means the actual knowledge of Landlord’s Chief Executive Officer as of the Effective Date, with no duty of inquiry or investigation.

1.64. “Landlord’s Lease Undertakings” means each and all of the representations, warranties, covenants, undertakings, and agreements contained in the Lease Documents that is or are to be provided or performed by Landlord.

1.65. “Late Charge” is defined in Section 4.3 of the Standard Lease Provisions.

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[***]	Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.66. “Late Charge Delinquency” means any failure of Landlord to receive any payment of Rent on or before the date that is six (6) days after the date on which such payment of Rent is due.

1.67. “Laws” means, collectively, statutes, laws, ordinances, building codes, rules, regulations, orders and directives of any Governmental Authority having jurisdiction (including, without limitation, any certificate of occupancy), and all covenants, conditions and restrictions applicable to the Campus or the Project.

1.68. “Lease” is defined in the preamblular paragraph to this Lease.

1.69. “Lease Documents” means this Lease together with any and all exhibits, riders, amendments, or addenda to this Lease.

1.70. “Legal Notices” means any notices sent or otherwise transmitted by or on behalf of Landlord to Tenant in connection with any legal proceedings with respect to possession of the Premises instituted by Landlord in connection with this Lease (including, without limitation, service of process in connection with any unlawful detainer action).

1.71. “Meet Me Room” is defined in Item 6(a) of the Basic Lease Information.

1.72. “Meet Me Room Operators” means the Persons identified in Item 6(c) of the Basic Lease Information or any other Person appointed by Landlord as a Meet Me Room Operator.

1.73. “MMR Services” means the services typically provided by companies in the business of providing carrier-neutral interconnections, such as the Telx, Coresite and Telehouse, including, without limitation, furnishing of space, racks and pathway to parties for the purpose of such party’s placement and maintenance of computer, switch and/or communications equipment and connections with the communications cable and facilities of other parties in the Building.

1.74. “Notified Party” means each Holder (defined above) of which Tenant has received written notice.

1.75. “Original Tenant” is defined in Item 2 of the Basic Lease Information.

1.76. “Pathway” means those certain conduit(s), partial conduit(s) and/or dark fiber(s) or copper described in the Item 5(b) of the Basic Lease Information.

1.77. “Permitted Alterations” means only usual and customary installations, repairs, maintenance, and removals of equipment and telecommunication cables within the Premises if and to the extent that such installations, repairs, maintenance, and removals: (a) are usual and customary within the industry, (b) are of a type and extent which are customarily permitted to be made without consent by landlords acting consistently with Institutional Owner Practices leasing similar space for similar uses to similar tenants, (c) are in compliance with applicable Laws and the Datacenter Rules and Regulations, and (d) shall not affect the Building’s structure, the provision of services to other Building tenants, or any Building Systems (including, without limitation, the Building’s (and the Datacenter’s) electrical, plumbing, HVAC, life safety or mechanical systems).

1.78. “Permitted Transfer” means (a) an assignment of this Lease to a Successor of Tenant or (b) a sublease of all or part of the Premises to an Affiliate of Tenant, in either case, on the condition that (i) the Permitted Transferee is of a character consistent with Landlord’s first class standard for tenants of the Project, (ii) the Permitted Transferee assumes in writing all of Tenant’s rights and obligations hereunder, (iii) the assignment or sublease is taken for a bona fide business purpose and not principally or exclusively as a means to evade any of the requirements of this Lease (including, but not limited to, the consent requirements under Article 11 of the Standard Lease Provisions), and (iv) the Tangible Net Worth of the Permitted Transferee after the date of assignment or sublease would not be less than the Tangible Net Worth of Tenant as of the date immediately prior to the date of such assignment or sublease.

1.79. “Permitted Transferee” means the Person to which a Permitted Transfer is made.

1.80. “Permitted Use” means only the placement and maintenance of Equipment and connections (in accordance with Section 2.3 of the Standard Lease Provisions) with the communications cable and facilities of other tenants in the Datacenter or the Building, in each case, consistent with a first-class mission critical data center; provided that, with respect to any portion of the Premises designated as “office space” the Permitted Use shall mean only general office use, and/or to any portion of the Premises designated as “storage space” the Permitted Use shall mean only storage of dry goods.

Vantage Confidential and Proprietary

1.81. “Person” means an individual, general or limited partnership, limited liability partnership or company, corporation, trust, estate, real estate investment trust association or any other entity.

1.82. “Personal Information” is defined in Section 17.17 of the Standard Lease Provisions.

1.83. “Power Payment” means, each month, an amount equal to the sum of: (a) the Datacenter Power Payment and (b) the Uplift Power Payment.

1.84. “Premises” means the Datacenter Space together with the Pathway and Support Space.

1.85. “Premises Restoration” is defined in Section 10.1.1 of the Standard Lease Provisions.

1.86. “Prepaid Rent Amount” means the amount, if any, specified in Item 8(c) of the Basic Lease Information.

1.87. “Project” is defined in Recital A to this Lease.

1.88. “Reference Rate” means the “prime rate” or “reference rate” announced from time to time by Bank of America, N.T. & S.A. (or such reasonable comparable national banking institution as is selected by Landlord in the event Bank of America, N.T. & S.A. ceases to publish a prime rate or reference rate).

1.89. “Rent” is defined in Section 4.2 of the Standard Lease Provisions.

1.90. “Restoration” is defined in Section 10.1.2 of the Standard Lease Provisions.

1.91. “Restoration Notice” is defined in Section 10.1.1 of the Standard Lease Provisions.

1.92. “Review Expenses” means all review and processing fees, and costs, as well as any reasonable professional, attorneys’, accountants’, engineers’ or other consultants’ fees incurred by Landlord (including reasonable documentation of such fees and costs) relating to any request by Tenant for Landlord’s consent, including, but not limited to, any request for consent to a proposed Transfer.

1.93. “Security Deposit” is defined in Item 10 of the Basic Lease Information.

1.94. “Security Instruments”, means, collectively: (a) all present and future ground leases and master leases of all or any part of the Campus, the Project, the Building or the Datacenter; (b) present and future mortgages and deeds of trust encumbering all or any part of the Campus, the Project, the Building or the Datacenter; (c) all past and future advances made under any such mortgages or deeds of trust; and (d) all renewals, modifications, replacements and extensions of any such ground leases, master leases, mortgages and deeds of trust, which now or hereafter constitute a lien upon or affect the Campus, the Project, the Building or the Datacenter.

1.95. “Shared Electrical and Mechanical Equipment” means equipment that is located in or outside of the Datacenter that services portions of the Datacenter and/or the Building in addition to (and other than) the Datacenter Space and for which Landlord reasonably determines that it is not commercially practical to directly meter the consumption of electricity solely attributable to Tenant and the Premises.

1.96. “State” means the state in which the Project is located.

1.97. “Substantially Completed” means that all of the applicable Landlord’s Installations have been completed in accordance with the requirements set forth in Part I of Exhibit “J” and all of the applicable Tenant Datacenter Space Installations have been completed in accordance with the Tenant Datacenter Space Installation Plan Documents, in each case excepting minor punch list items that constitute the details of construction, decoration or mechanical adjustment, the lack of completion of which shall not materially interfere with or delay Tenant’s Permitted Use of the Premises.  Notwithstanding the foregoing, if any Tenant Delay Days occur, the Landlord’s Installations and the Tenant Datacenter Space Installations shall be deemed Substantially Completed on the date that such Landlord’s Installations and Tenant Datacenter Space Installations would have been Substantially Complete but for the occurrence of such Tenant Delay Days.

Vantage Confidential and Proprietary

1.98. “Successor” means, with respect to any Person: (a) an entity which is the result of a conversion of such Person from one form of entity to a different form of entity recognized by, and qualified to do business in, the State (such as, by way of example only, a conversion from a corporation to a limited liability company), (b) any successor corporation or other entity resulting from a merger, consolidation, acquisition or other action with respect to such Person, or (c) another Person that purchases all or substantially all of the assets of such Person or of the parent company of such Person.

1.99. “Support Space” is defined in Item 5(c) of the Basic Lease Information.

1.100. “Taking” is defined in Section 10.2 of the Standard Lease Provisions.

1.101. “Taking Date” is defined in Section 10.2 of the Standard Lease Provisions.

1.102. “Tangible Net Worth” means the excess of total assets over total liabilities (in each case, determined in accordance with GAAP) excluding from the determination of total assets all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

1.103. “Target Commencement Date” is defined in Item 7(a) of the Basic Lease Information.

1.104. “Tenant Competitors” means the following five (5) entities: Dropbox, Hightail, Egnyte, Watch Stocks and Accellion.

1.105. “Tenant” means Original Tenant, and any person or entity to whom or to which all of Original Tenant’s interest in this Lease is assigned (or otherwise transferred) in accordance with the provisions of Article 11 of the Standard Lease Provisions.

1.106. “Tenant Datacenter Space Installation Plan Documents” is defined in Section 4.1.5.1 of the Standard Lease Provisions.

1.107. “Tenant Datacenter Space Installations” is defined in Part II of Exhibit “J” attached hereto.

1.108. “Tenant Delay Day” means any day of delay due to (a) Tenant’s request for changes or additions to the Tenant Datacenter Space Installations after the Effective Date, (b) Tenant’s failure to approve or disapprove within three (3) Business Days any action item requiring Tenant’s approval or disapproval (unless a greater period of time is provided for under the terms of this Lease or the Tenant Datacenter Space Installation Plan Documents), (c) Tenant’s failure to pay any invoiced expenses associated with the Tenant Datacenter Space Installations by the applicable due date or (d) any material interference by Tenant with the construction and installation of the Landlord’s Installations and/or the Tenant Datacenter Space Installations.

1.109. “Tenant Installation Costs” is defined in Section 4.1.5.4 of the Standard Lease Provisions.

1.110. “Tenant Parties” means collectively, Tenant, its Transferees and any other Person claiming by, through or under Tenant, and their respective contractors, clients, customers, uses, officers, directors, employees, representatives, licensees, agents, and invitees.

1.111. “Tenant Party” means any of the Tenant Parties.

1.112. “Tenant’s Confidential Information” means: (a) the contents of any documents disclosed to Landlord under Section 12.3 of the Standard Lease Provisions, (b) the fact that Landlord and Tenant have entered into this Lease and (c) any other information that is disclosed by Tenant that: (i) is marked as confidential, proprietary, or with a similar legend or (ii) that the party receiving the information otherwise should reasonably know to be confidential based upon its content.

1.113. “Tenant’s Percentage Share” means, with respect to Property Taxes and Insurance, 5.6% (provided that if the area of the Datacenter Space or the area of all of the data center space in the Project changes, Landlord may recalculate Tenant’s Percentage Share with respect to Property Taxes and Insurance, in which case Tenant’s Percentage Share with respect to Property Taxes and Insurance shall be recalculated by dividing the number of square feet of rentable area in the Datacenter Space by the number of square feet of data center space in the Project, and expressing such quotient in the form of a percentage).  Landlord and Tenant acknowledge that Tenant’s Percentage Share is a “deemed” share, which has been calculated by taking into consideration the rentable square feet of all space that is included collectively in and/or serving the Datacenter Space.

Vantage Confidential and Proprietary

1.114. “Tenant’s Personal Property” means, collectively, all Equipment, cable, wiring, connecting lines, and other installations or property installed or placed by or for on behalf of Tenant anywhere in the Building, the Datacenter, and/or the Premises (including, but not limited to the Tenant’s Security System, if any).

1.115. “Tenant’s Security System” is defined in Section 9.3.2 of the Standard Lease Provisions.

1.116. “Term” means the Initial Term, as such Initial Term may be extended by exercise of any right of Tenant hereunder to extend the term of this Lease (as provided in Item 7(d) of the Basic Lease Information), or otherwise upon the written agreement of Landlord and Tenant.

1.117. “Transfer” means and includes any of the following: (a) a sublease all or any part of the Premises, (b) an assignment of the Lease, (c) entering into any other agreement (i) that permits a third party (other than Tenant’s employees and occasional guests) to occupy or use any portion of the Premises or (ii) otherwise assigns, transfers, mortgages, pledges, hypothecates, encumbers or permits a lien to attach to Tenant’s interest under this Lease or (d) a direct or indirect transfer, assignment, pledge, or hypothecation of a Controlling interest in Tenant.

1.118. “Transfer Request” means a written request for Landlord’s consent to a Proposed Transfer, which includes a statement containing: (a) the name and address of the proposed Transferee; (b) current, certified financial statements of the proposed Transferee, and any other information and materials (including, without limitation, credit reports, business plans, operating history, bank and character references) required by Landlord to assist Landlord in reviewing the financial responsibility, character, and reputation of the proposed Transferee; and (c) all of the principal terms of the proposed Transfer;.

1.119. “Transferee” means any Person to whom a Transfer is made or sought to be made.

1.120. “Uplift Power Payment” means the product of: (a) the Cooling Load Factor specified in Item 12 of the Basic Lease Information (expressed as a decimal amount) and (b) the Datacenter Power Payment; provided that if Landlord determines that Actual Electrical Costs incurred in connection with operation of the Shared Electrical and Mechanical Equipment can be metered and allocated on a prorated/actual basis (based on actual use of Critical Load Power), or if Tenant does not implement and at all times maintain during the Term a commercially reasonable cold aisle containment system for the entire Datacenter Space, Landlord may elect to calculate the Uplift Power Payment as Tenant’s share (based on Tenant’s actual use of Critical Load Power) of the Actual Electrical Costs incurred in connection with operation of the Shared Electrical and Mechanical Equipment.  Landlord and Tenant acknowledge that the Uplift Power Payment is intended to reimburse Landlord for electricity used by Shared Electrical and Mechanical Equipment.

1.121. “[***] Datacenter Space” means [***] of datacenter space in the [***], which is leased by Tenant pursuant to the [***] Lease.

1.122. “[***] Lease” means that certain Wholesale Datacenter Lease of even date herewith by and between Vantage Data Centers [***], LLC and Tenant with respect to the lease of the [***] Datacenter Space.

Terms in initial capitals that are not defined in Article 1 shall have the meanings given to them elsewhere in this Lease.

2. LEASE OF PREMISES.

2.1. Lease of Premises; Quiet Enjoyment; Access.  In consideration of the covenants and agreements to be performed by Tenant, and upon and subject to the terms and conditions of this Lease, Landlord leases the Premises to Tenant for the Term and Tenant Leases the Premises from Landlord for the Term.  Subject to all of the terms and conditions of this Lease, Tenant shall quietly have, hold and enjoy the Premises without hindrance from Landlord or any person or entity claiming by, through or under Landlord.  Subject to the terms and conditions of this Lease (including, without limitation, the Datacenter Rules and Regulations) and Landlord’s Access Control Systems and other access control protocols, Tenant shall have access to the Datacenter Space and the Premises twenty-four (24) hours per day, seven (7) days per week.  Tenant acknowledges and agrees that it understands that all persons in the Datacenter and other portions of the Building and the activities of all such persons are and shall be subject to surveillance by video camera and/or otherwise by Landlord’s agents and employees.

2.2. Condition of Premises.  Tenant acknowledges and agrees that: (a) Tenant has inspected the Building, the Datacenter and the Premises and accepts them in their “AS IS, WHERE IS” condition, (b) that neither Landlord nor any of its agents have made any representations or warranties (express or implied) with respect to the condition of the Campus, the Project, the Building, the Datacenter or the

Vantage Confidential and Proprietary

[***]	Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Premises or their suitability or fitness for the conduct of Tenant’s Permitted Use, its business or for any other purpose, and (c) except for the Landlord’s Installations specifically described in Exhibit “J” attached hereto, Landlord has no obligation to construct or install any improvements in or to make any other alterations or modifications to the Campus, the Project, the Building, the Datacenter or the Premises; provided that nothing in this Section 2.2 shall release Landlord from or otherwise reduce Landlord’s obligations under Exhibit “J” attached hereto or under Sections 8.1 and 9.1 below.  The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Campus, the Project, the Building and the Datacenter were at such time in good order and clean condition.  In addition, without limiting the generality of the foregoing, it is understood and agreed that:

2.2.1. Tenant shall have the sole responsibility, at its expense, to secure any and all governmental permits and/or approvals relating to Tenant’s use of the Premises (except for any permits and/or approvals that are directly required in connection with any of the Landlord’s Installations or the Building or location apart from the Premises).

2.2.2. Except to the extent set forth in Section 4.1.5 below, Tenant shall have the sole responsibility, at its expense, to install (in accordance with best practices in the datacenter industry) all of its Equipment and other Tenant’s Personal Property in the Datacenter Space.

2.2.3. Except to the extent (if it all) expressly provided in Exhibit “J” attached hereto, Tenant shall, at its sole cost and expense, be responsible for the installation of: (a) all power circuits and rack grounding to the base Building grounding grid system required to distribute in the Datacenter Space the electrical power delivered by Landlord from the Power Distribution Units (“PDUs”) serving the Datacenter Space (including, without limitation, all Remote Power Panels (“RPPs”), power distribution whips, receptacles and other electrical installations), (b) a commercially reasonable cold aisle containment system with respect to the entire Datacenter Space, (c) any and all installations and or equipment that are required to transform the electrical power delivered by Landlord to the PDUs serving the Datacenter Space in any manner required by Tenant’s Equipment or other Tenant’s Personal Property, and (d) for all ladder rack, cable management, racks, other containment solutions and other installations that are required for use of the Datacenter Space; provided that, Tenant shall use an electrical contractor reasonably approved by Landlord to perform any tap-in to the Building’s electrical system located at the PDUs that are required to distribute electrical power in the Datacenter Space.  If and to the extent that any modifications to the Building Systems are required to accommodate any nonlinear loads imposed by Tenant’s Equipment or other Tenant’s Personal Property (or to eliminate or remediate any problems caused by any such nonlinear loads, Landlord shall make such modifications and Tenant shall reimburse Landlord for all costs incurred by Landlord in making such modifications, which reimbursement payment shall be due within thirty (30) days following Landlord’s written invoice therefor.

2.3. Common Areas; Meet Me Room; Cross Connections.

2.3.1. Common Areas Generally.  The Common Areas shall be subject to the exclusive management and control of Landlord, and Tenant shall comply with all rules and regulations (including, but not limited to, the Datacenter Rules and Regulations) pertaining to the Common Areas, provided that such actions do not impede Tenant’s use of, or access to, the Premises.  Landlord shall have the right from time to time to designate, relocate and limit the use of particular areas or portions of the Common Areas.  Landlord shall also have the right to close all or any portion of the Common Areas as may, in the sole discretion of Landlord, be necessary to prevent a dedication thereof or the accrual of any rights in any person.  For the avoidance of doubt, it is understood and agreed that Landlord owns and has sole and exclusive rights to the conduit infrastructure entering the Building and connecting all data center rooms located throughout the Building to the Meet-Me Room (and that such conduit infrastructure is not part of the Common Areas).  Should any of the Common Areas be materially changed, materially reduced or closed, with the result that such material change, material reduction or closure is reasonably likely to have a material adverse effect on Tenant’s use of the Premises for the Permitted Use, then notice shall be provided to Tenant at least ten (10) business days in advance (except for emergencies or other urgent situations, where notice shall be provided to Tenant as soon as is reasonably practicable under the circumstances).

2.3.2. Meet Me Room; Cross Connections.  Tenant acknowledges and agrees that all interconnections between the systems of Tenant and those of other tenants of the Datacenter and/or the Building must be made in the Meet-Me-Room.  Tenant is responsible for the costs and installations of all cable(s) and/or fiber (a) between the Datacenter Space and the area within the Datacenter where connections to the Meet Me Room are made and (b) within the Pathway.  Tenant acknowledges that the Meet-Me Room is operated by the Meet Me Room Operators and that all operations in the Meet-Me Room (including all Meet-Me Room Services), and all Tenant presence in the Meet-Me Room (including, but not limited to, Cross Connections made in Landlord’s Meet- Me Room interconnection rack) are governed and controlled by the Meet Me Room Operators; each and all of which is subject to such agreements and costs as are required, from time to time, by the Meet Me Room Operators.  Cross Connections may be requested by Tenant, and subject to any restrictions relating to the Project or Campus, may be made (at Tenant’s expense) in accordance with (and subject to all of the terms and conditions of) the Meet Me Room Operators’ standard practices (which shall be consistent with the customary practices of similarly situated entities providing similar services within the telecommunications industry).

Vantage Confidential and Proprietary

2.4. Parking.  In connection with Tenant’s lease of the Premises, during the Term, Tenant shall be entitled to the use of unreserved vehicle parking spaces in the parking facilities from time to time associated with the Building (or in portions thereof designated by Landlord) on a first-come, first-served, as available basis.  Tenant acknowledges and agrees that: (a) Landlord, in its sole and absolute discretion, shall have the right to assign any unreserved and unassigned parking spaces and/or make all or a portion of such spaces reserved and (b) that Tenant shall have no right to use any spaces which have been specifically assigned to other tenants or other parties or otherwise designated as reserved.  Should Landlord make all spaces for the Campus reserved, Landlord shall give Tenant thirty (30) days notice and provide reasonable alternative parking.  Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or any other Tenant Party or their respective employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities.  If Tenant permits or allows any of the prohibited activities described in this Section 2.4, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be payable within thirty (30) days following written invoice by Landlord.  All responsibility for damage to cars is assumed by the users of the Campus’s parking facilities.

2.5. Portability.  If, during the Initial Term, Tenant desires to lease other space on the Campus in lieu of its lease of the Datacenter Space, the terms of Exhibit “I” attached hereto shall apply.

3. TERM.

3.1. Term; Early Occupancy.

3.1.1. Term.  The term of this Lease, and Tenant’s obligation to pay Rent under this Lease, shall commence on the Commencement Date and shall continue in effect for the Term, unless this Lease is earlier terminated as provided herein.

3.1.2. Early Occupancy.  During the Early Occupancy Period (if any) specified in Item 7(c) of the Basic Lease Information, Tenant shall have the right to enter upon the Premises during normal business hours (and at other times permitted by Landlord) for the purpose of installing its Equipment and other Tenant’s Personal Property therein, provided that Tenant does not interfere with Landlord’s efforts to deliver possession of the Premises with all of the Landlord’s Installations and the Tenant Datacenter Space Installations Substantially Completed, as reasonably determined by Landlord.  During such Early Occupancy Period (if any), each and every provision of this Lease shall be in full force and effect (excluding the provisions set forth in Section 8.1, below, and Exhibit “H” attached hereto, which shall not be applicable until the Commencement Date); provided however, that Tenant shall have no obligation to pay to Landlord any Base Rent for the Datacenter Space with respect to any portion of the Early Occupancy Period (but for the avoidance of doubt, it is understood and agreed that Tenant shall be required to pay any and all electricity charges that accrue to the Datacenter Space during the Early Occupancy Period and for Base Rent associated with the Improvement Allowance as set forth in Item 8(a) of the Basic Lease Information).  It is understood and agreed, however, that Tenant shall have no right to commence business operations in or from any portion of the Premises prior to the Commencement Date.

3.2. Delivery of Premises.  Landlord shall use commercially reasonable efforts to tender to Tenant delivery of possession of the Premises with all of the Landlord’s Installations and the Tenant Datacenter Space Installations (to the extent set forth in the Tenant Datacenter Space Installation Plan Documents) Substantially Completed on or before the Target Commencement Date.  If Landlord shall fail to so tender to Tenant delivery of possession of the Premises on or before the Target Commencement Date for any reason, then provided that Landlord uses commercially reasonable efforts to tender to Tenant delivery of possession of the Premises with all of the Landlord’s Installations and the Tenant Datacenter Space Installations (to the extent set forth in the Tenant Datacenter Space Installation Plan Documents) Substantially Completed as soon as reasonably possible thereafter, Landlord shall not be deemed in default hereunder, this Lease shall not be void or voidable, the Term of this Lease shall not be extended (provided, however the Commencement Date shall be delayed until Landlord tenders to Tenant delivery of possession of the Premises with all of the Landlord’s Installations and the Tenant Datacenter Space Installations (to the extent set forth in the Tenant Datacenter Space Installation Plan Documents) Substantially Completed), Landlord shall not be liable to Tenant for any loss or damage resulting therefrom and the Commencement Date shall be deemed to occur on the date on which Landlord shall complete such Landlord’s Installations and such Tenant Datacenter Space Installations and tender to Tenant delivery of possession of the Premises.

Vantage Confidential and Proprietary

4. BASE RENT AND OTHER CHARGES.

4.1. Base Rent; Installation Fee; Electrical Power.

4.1.1. Base Rent.  Commencing on the Commencement Date, Tenant shall pay to Landlord base rent (the “Base Rent”) for the Premises in the amounts set forth in Item 8(a) of the Basic Lease Information.  All Base Rent shall be paid to Landlord in monthly installments in advance of the first day of each and every month throughout the Term of this Lease; provided, however, that: (a) the Prepaid Rent Amount, if any, shall be payable within seven (7) business days of Tenant’s execution of this Lease and (b) if the Commencement Date does not commence on the first day of a calendar month, the Base Rent for such partial calendar month shall be paid by Tenant to Landlord within five (5) business days of the Commencement Date.  Except as expressly provided herein (e.g., with respect to the Prepaid Rent), Tenant shall not pay any installment of Rent more than one (1) month in advance.

4.1.2. Electrical Power.  Tenant shall pay for all electricity provided as Critical Load Power to the Datacenter Space and required to operate the Shared Electrical and Mechanical Equipment in accordance with this Section 4.1.2.  Except to the extent provided otherwise in Exhibit “J” attached hereto, the Electrical Metering Equipment shall be installed by Landlord at Landlord’s cost and Landlord shall bill Tenant monthly for the Power Payment.  Unless Landlord shall specify otherwise, such Electrical Metering Equipment shall measure electricity delivered to the supply side of the PDUs for the Datacenter Space.  Tenant shall pay the Power Payment to Landlord, as Additional Rent (defined below), within thirty (30) days of delivery of a written invoice with respect to each such Power Payment.  Landlord and Tenant acknowledge that the Uplift Power Payment is intended to reimburse Landlord for electricity used by Shared Electrical and Mechanical Equipment.  For the avoidance of doubt, it is the intent of the Parties that this Section 4.1.2 represents a mechanism only for Landlord’s cost recovery with regard to electricity provided to and/or used in or with respect to the Premises, and that there is no intent for Tenant’s Power Payment to include any element of profit to the Landlord in connection therewith.

4.1.3. Tenant’s Percentage Share of Increases in Insurance and Property Taxes.  Subject to the provisions of this Lease and in accordance with Exhibit “E”, attached hereto, in addition to paying Base Rent, with respect to each applicable Expense Year (defined in Exhibit “E”) Tenant shall also pay (a) Tenant’s Percentage Share of the positive excess, if any, of Insurance (defined in Exhibit “E”) allocable hereunder to such applicable Expense Year over Insurance allocable hereunder to the Base Year, and (b) Tenant’s Percentage Share of the positive excess, if any, of the Property Taxes (defined in Exhibit “E”) allocable hereunder to such applicable Expense Year over the Property Taxes allocable hereunder to the Base Year.

4.1.4. Installation Fee/Other Charges.  In addition to paying the Base Rent, upon Tenant’s execution of this Lease, Tenant shall pay the Installation Fee as partial consideration for the fixturization of the Datacenter as shall be set forth in Exhibit “J” attached hereto and costs incurred by Landlord’s in connection with this Lease and Tenant’s commencement of operations within the Premises.

4.1.5. Tenant Installation Costs.  Landlord shall manage the construction of the Tenant Datacenter Space Installations on Tenant’s behalf in accordance with the terms of this Section 4.1.5.

4.1.5.1. Prior to commencement of construction on the Tenant Datacenter Space Installations, Landlord shall submit a detailed estimate of the Tenant Installation Costs (defined below) and a list of the specifications for such associated Tenant Datacenter Space Installations (including equipment type and quantity) for review and approval by Tenant (the “Tenant Datacenter Space Installation Plan Documents”).  Tenant shall have a period of five (5) business days following receipt of such Tenant Datacenter Space Installation Plan Documents to provide its approval to Landlord or to notify Landlord of any modifications that it desires to make to the scope, type, timing or quantity of the installations (subject to Landlord’s approval in its reasonable discretion); provided, however, if Tenant fails to so notify Landlord within the five (5) business days period, Tenant shall be deemed to have provided its consent to the Tenant Datacenter Space Installation Plan Documents as provided by Landlord.  In the event that the estimated Tenant Installation Costs as set forth in the Tenant Datacenter Space Installation Plan Documents for the Datacenter Space and the [***] Datacenter Space, in the aggregate, exceed the Improvement Allowance, then Tenant shall pay the difference to Landlord in a lump sum payment, as Additional Rent, within ten (10) days following receipt of an invoice from Landlord (which invoice may be provided to Tenant in advance of and as a condition precedent to Landlord incurring the expenses associated therewith, as determined in Landlord in its sole discretion).  If the parties modify the scope, type, timing or quantity of the Tenant Datacenter Space Installations pursuant to this Section 4.1.5.1, the scope, type, timing or quantity set forth in the finalized Tenant Datacenter Space Installation Plan Documents shall control over the scope, type, timing or quantity of such installations as set forth on Exhibit “J”.  If the Tenant Datacenter Space Installation Plan Documents are not agreed upon by Landlord and Tenant within ten (10) business days following the date of delivery of the initial Tenant Datacenter Space Installation Plan

Vantage Confidential and Proprietary

[***]	Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Documents to Tenant, then the Target Commencement Date and/or the Commencement Date, in Landlord’s discretion, shall be delayed by one (1) day for each one (1) day delay in obtaining fully-approved Tenant Datacenter Space Installation Plan Documents.

4.1.5.2. Following finalization and approval of the Tenant Datacenter Space Installation Plan Documents, as set forth in Section 4.1.6.1 above, Landlord shall provide Tenant with an estimated construction schedule and estimated costs with respect to the installations set forth on the finalized Tenant Datacenter Space Installation Plan Documents, which Landlord may update from time to time during the course of construction upon notice to Tenant.  The documents provided to Tenant by Landlord pursuant to this Section 4.1.5.2 shall be incorporated into and deemed to be part of the Tenant Datacenter Space Installation Plan Documents for purposes of this Section 4.1.5.

4.1.5.3. Landlord shall provide Tenant with monthly statements setting forth the total Tenant Installation Costs incurred as of the date of the statement.  In addition, Landlord shall deliver to Tenant, within sixty (60) days after the completion of all Tenant Datacenter Space Installations, or as soon thereafter as is practicable, a final statement of the total Tenant Installation Costs actually incurred by Landlord.  If the final statement indicates that the actual Tenant Installation Costs for the Datacenter Space and the [***] Datacenter Space, in the aggregate, exceed the Improvement Allowance plus any additional amounts paid by Tenant pursuant to Section 4.1.5.1 above, Tenant shall pay the deficiency to Landlord as Additional Rent within thirty (30) days following receipt of the final statement.  The expiration or early termination of this Lease shall not affect the obligations of Tenant pursuant to this Section 4.1.5.3.

4.1.5.4. For purposes of this Section 4.1.5, “Tenant Installation Costs” means (a) the total out-of-pocket costs incurred by Landlord in relation to the Tenant Datacenter Space Installations, without markup for profit, including, without limitation, amounts paid to contractors and suppliers, and (b) a project management fee equal to five percent (5%) of the costs incurred by Landlord pursuant to clause (a) of this Section 4.1.5.4, not to exceed Eighty Thousand Dollars ($80,000.00) in the aggregate for project management of the Tenant Datacenter Space Installations for both the Datacenter and the [***] Datacenter.

4.1.5.5. In furtherance of completion of the Tenant Datacenter Space Installations as set forth in this Lease, Tenant agrees to diligently and promptly work with Landlord with respect to the design and implementation of the Tenant Datacenter Space Installations and to provide all approvals and other input in a prompt and timely manner and, if applicable, by the dates or within the timeframes set forth in the Tenant Datacenter Space Installation Plan Documents.  If any Tenant Datacenter Space Installations are not completed in a timely manner due in whole or in part to a Tenant Delay Day, the parties agree that the Commencement Date Conditions and Landlord’s obligations to complete the Tenant Datacenter Space Installations shall be deemed to be Substantially Completed on the date that such Tenant Datacenter Space Installations would have been Substantially Completed but for the occurrence of such Tenant Delay Days, as determined by Landlord in its discretion.

4.2. Payment of Rent Generally.  Base Rent, all forms of Additional Rent (defined below) payable hereunder by Tenant and all other amounts, fees, payments or charges payable hereunder by Tenant shall: (a) each constitute rent payable hereunder (and shall sometimes collectively be referred to herein as “Rent”), (b) be payable in lawful money of the United States to Landlord when due, without (except as expressly provided otherwise in this Lease) any prior notice or demand therefor and without (except as expressly provided otherwise in this Lease) any abatement, offset or deduction whatsoever, and (c) be payable to Landlord at the address of Landlord specified for payment of Rent in Exhibit “B” (or to such other person or to such other place as Landlord may from time to time designate in writing to Tenant).  No receipt of money by Landlord from Tenant after the termination of this Lease, the service of any notice, the commencement of any suit, or a final judgment for possession shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand, suit or judgment.  No partial payment by Tenant shall be deemed to be other than on account of the full amount otherwise due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord shall be entitled to accept such payment without compromise or prejudice to any of the rights of Landlord hereunder or under any Laws.  If the Commencement Date or the date of expiration or any earlier termination of this Lease falls on a date other than the first or last day of a calendar month, respectively, the Rent payable for such partial calendar month shall be prorated based on a per diem basis.

4.3. Late Payments.  Tenant hereby acknowledges and agrees that the late payment of Rent shall cause Landlord to incur administrative costs not contemplated under this Lease and other damages, the exact amount of which would be extremely difficult or impractical to fix.  Landlord and Tenant agree that if a Late Charge Delinquency shall occur, Tenant shall pay to Landlord upon demand: (a) a late charge (“Late Charge”) equal to two and one-half percent (2.5%) of the amount overdue to cover such additional administrative costs and damages, and (b) interest on all such delinquent amounts at the Default Rate from the date such amounts are first delinquent until the date the same are paid.  The acceptance by Landlord of any Late Charge and/or interest under this Section 4.3 shall not: (i) be deemed to constitute a waiver by Landlord of Tenant’s default with respect to the overdue amount, or (ii) prevent Landlord from exercising any of the other rights and remedies available to Landlord hereunder or under any Laws.

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[***]	Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.4. Invoicing.  During the Term, Landlord shall not submit more than two (2) invoices per month to Tenant pursuant to this Lease.

5. TAXES ON TENANT’S PERSONAL PROPERTY; OTHER TAXES.

5.1. Taxes on Tenant’s Personal Property.  Tenant shall be liable for and shall pay prior to delinquency (and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any Claims arising out of, in connection with, or in any manner related to) all governmental fees, taxes, tariffs and other charges levied directly or indirectly against any Tenant’s Personal Property or other personal property, fixtures, machinery, apparatus, systems, connections, interconnections and appurtenances located in or used by Tenant in or in connection with the Premises (excluding, however, machinery, apparatus, systems, connections, interconnections and appurtenances owned by Landlord).  If any such fees, taxes, tariffs and other charges for which Tenant is liable are levied or assessed against Landlord or Landlord’s property, and if Landlord elects to pay the same, Tenant shall pay to Landlord, within thirty (30) days of Landlord’s written invoice therefor, that part of such taxes for which Tenant is liable hereunder.

5.2. Additional Taxes.  Tenant shall pay to Landlord, within thirty (30) days of Landlord’s written invoice therefor, and in such manner and at such times as Landlord shall direct from time to time by written notice to Tenant, any excise, sales, privilege or other tax, assessment or other charge (other than income or franchise taxes) imposed, assessed or levied by any Governmental Authority or agency upon Landlord on account of: (a) the Rent payable by Tenant hereunder (or any other benefit received by Landlord hereunder), including, without limitation, any gross receipts tax, license fee or excise tax levied by any Governmental Authority, (b) this Lease, Landlord’s business as a lessor hereunder, and the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of any portion of the Premises (including, without limitation, any applicable possessory interest taxes), (c) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises, or (d) otherwise in respect of or as a result of the agreement or relationship of Landlord and Tenant hereunder.

6. SECURITY DEPOSIT.

6.1. Security Deposit – General.  Within five (5) days of the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit specified in Item 10 of the Basic Lease Information.  Landlord shall hold the Security Deposit as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood and agreed that the Security Deposit shall not be considered an advance payment of Rent or a measure of Landlord’s damages in case of default by Tenant.  The Security Deposit shall be held by Landlord without liability to Tenant for interest, and Landlord may commingle such deposit with any other funds held by Landlord.  Upon the occurrence of any Event of Default, Landlord may, from time to time, without prejudice to any other remedy, apply the Security Deposit to the extent necessary to make good any arrears of Rent, and any other payment, damage, injury, expense or liability caused to Landlord by such Event of Default.  Following any application of the Security Deposit, Tenant shall pay to Landlord within ten (10) days of Landlord’s written demand therefor, the amount so applied in order to restore the Security Deposit to the amount thereof immediately prior to such application.  Subject to the requirements of, and conditions imposed by any and all Laws applicable to security deposits under commercial leases, Landlord shall, within the time required by such Laws, or if there is no such requirement, within sixty (60) days after the expiration of the Term of this Lease (or the earlier termination of this Lease), return to Tenant the portion (if any) of the Security Deposit remaining after deducting all damages, charges and other amounts owing by Tenant to Landlord under this Lease.  Landlord and Tenant agree that such deductions shall include, without limitation, all damages and losses that Landlord has suffered or that Landlord reasonably estimates that it shall suffer as a result of any default under this Lease by Tenant.  In the event the provisions of any Laws applicable to security deposits under commercial leases, now or hereinafter in force, which restricts the amount or types of claims that a landlord may make upon a security deposit or imposes upon a landlord (or its successors) any obligation with respect to the handling or return of security deposits, conflict with the terms and conditions of this Section 6, the terms and conditions of this Section 6 shall govern (and Tenant hereby waives any provisions of any Laws applicable to security deposits under commercial leases that are in conflict with any of the terms and conditions of this Section 6).

6.2. Reduction of Security Deposit.  Provided that (a) on the date that is thirteen (13) months after the Commencement Date, there exists no uncured Event of Default by Tenant under this Lease or the [***] Lease and (b) not more than one (1) Event of Default shall have occurred under this Lease or the [***] Lease during the first thirteen (13) months of the Initial Term, then the Security Deposit shall be applied toward Base Rent due under this Lease in the thirteenth (13th) and fourteenth (14th) months of the Initial Term.

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[***]	Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7. USE.

7.1. Permitted Use.  Tenant shall use the Premises only for the Permitted Use.  Any other use of the Premises is subject to Landlord’s prior written consent, which consent may be withheld or conditioned in Landlord’s sole and absolute discretion.  Without limiting the generality of the foregoing: (a) Tenant shall not use the Premises, or permit the Premises to be used for any Conflicting Use and (b) Tenant may not provide MMR Services in the Premises or any other portion of the Building, or refer to the Premises as a “meet-me room”.  If, as a result of Tenant’s acts or omissions or failure to comply with the provisions of this Lease, the insurance rates for the Campus, the Datacenter, the Building or the Project shall be increased, then Tenant shall reimburse Landlord for the amount of any such increase within thirty (30) days after delivery of written invoice therefor by Landlord.  Tenant shall be responsible for any losses, costs or damages in the event that unauthorized parties gain access to the Premises, the Building or the Datacenter through access cards, keys or other access devices provided to Tenant by Landlord, unless Tenant has informed Landlord in writing of the loss (or other transfer) of the access mechanism and Landlord has failed to act to revoke access to that mechanism (e.g. removing access for a lost key card) within a reasonable period of time following written notification from Tenant.

7.2. Datacenter Rules and Regulations.  Tenant’s Permitted Use shall be subject to, and Tenant, and Tenant’s agents, employees and invitees shall comply fully with all requirements of the Datacenter Rules and Regulations.  Tenant shall abide by and faithfully and strictly observe and comply with the Rules and Regulations, and shall further be responsible for the compliance by all other Tenant Parties with such Datacenter Rules and Regulations.  Landlord shall not enforce the Datacenter Rules and Regulations against Tenant in a discriminatory manner, but Landlord shall not be liable for any violation of such rules and regulations by any other tenant or occupant of the Campus, the Building or the Project.

7.3. Compliance with Laws; Hazardous Materials.

7.3.1. Compliance with Laws.  Except to the extent triggered by Tenant’s particular use and/or by Tenant’s Alterations, Landlord, at Landlord’s sole cost and expense, shall timely take all action required to (a) correct any failure of the Premises to comply with any Laws in effect as of the Commencement Date and (b) cause the Common Areas to comply with all applicable Laws, in each case when such compliance is required.  Except for any Landlord Installations or as set forth in the foregoing sentence, Tenant, at Tenant’s sole cost and expense, shall timely take all action required to cause the Premises (and to the extent triggered by Tenant’s particular use and/or by Tenant’s Alterations, Equipment, other Tenant’s Personal Property, other portions of the Datacenter and/or Building) to comply in all respects with all Laws affecting the Campus or the Project now or in the future applicable to the Premises and with all rules, orders, regulations and requirements of any applicable fire rating bureau or other organization performing a similar function.  Landlord represents and warrants that, to Landlord’s Knowledge, the construction and the operation of the Project comply in all respects with all Laws affecting the Project and with all rules, orders, regulations and requirements of any applicable laws.

7.3.2. Hazardous Materials.  No Hazardous Materials shall be Handled upon, about, in, at, above or beneath the Premises or any portion of the Campus, the Building or the Project by or on behalf of Tenant, or any other Tenant Parties.  Notwithstanding the foregoing, normal quantities of those Hazardous Materials customarily used in the conduct of the Permitted Use may be used at the Premises without Landlord’s prior written consent, but only in compliance with all applicable Environmental Laws (defined below) and only in a manner consistent with Institutional Owner Practices.  If any Hazardous Materials shall become present in, on, under or about (or shall be released from) the Premises, the Campus or the Project as a result of any act or omission of any Tenant Party, Tenant shall (a) take all actions (or at Landlord’s election, reimburse Landlord for taking all actions) necessary to restore the Campus or the Project (or the applicable portion thereof) to the condition existing prior to the introduction of such Hazardous Materials (notwithstanding any less stringent standards or remediation allowable under applicable Environmental Laws) and (b) shall indemnify, defend and hold harmless Landlord from and against any and all Claims arising out of or relating to the introduction, presence or release of such Hazardous Materials.

7.4. Electrical Power Threshold.  Tenant’s actual use of Critical Load Power in the Datacenter Space, as determined by the Electrical Metering Equipment, shall not at any time, exceed the Electrical Power Threshold.  All equipment (belonging to Tenant or otherwise) located within the Datacenter Space shall be included in the calculation of Tenant’s actual use of Critical Load Power in the Datacenter Space.  Tenant shall, upon receipt of written notice, promptly cease the use of any Equipment or other Tenant’s Personal Property that Landlord reasonably believes shall cause Tenant’s use of Critical Load Power in the Datacenter Space to exceed the Electrical Power Threshold.  If Tenant shall fail to reduce its use of Critical Load Power to a level that complies with the terms of this Section 7.4 within twenty-four (24) hours after receiving such a notice from Landlord, Landlord shall have the right to disconnect power to the applicable circuit or circuits.

7.5. Structural Load.  Tenant shall not place a load upon the Datacenter Space exceeding the number of pounds of live load per square foot specified in Paragraph 5 of Part I of Exhibit “H”.  Any cabinets, cages or partitions installed in the Datacenter Space (whether installed by Landlord or by any Tenant Party) shall be included in the calculation of the live load.

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8. SERVICES TO BE PROVIDED BY LANDLORD.

8.1. Services.  Beginning on the Commencement Date and continuing throughout the Term, Landlord shall provide (or cause to be provided) the following services with respect to the Premises, the Datacenter and/or the Building, as applicable:

8.1.1. Access Control.

8.1.1.1. Generally.  Landlord shall provide Landlord’s Access Control Systems.  Landlord disclaims any and all other responsibility or, obligation to provide additional access control (or any security) to the Building, the Datacenter, the Premises, or any portion of any of the above.  Landlord reserves the right, to be exercised by Landlord in its sole and absolute discretion, but without assuming any duty, to institute additional access control measures in order to further control and regulate access to the Building, the Datacenter or any part thereof.  Landlord shall not, under any circumstances, be responsible for providing or supplying security services to the Premises or any part of the Datacenter or the Building in excess of the Landlord’s Access Control Systems (and Landlord shall not under any circumstances be deemed to have agreed to provide any services in excess of the above specified Landlord’s Access Control Systems).  Landlord shall use commercially reasonable efforts to keep all Landlord Access Control Systems in good working order.  In the event that one or more systems is not working for whatever reason, with the result that such failure has a material adverse effect on the overall functionality of Landlord’s Access Control Systems and the security of the Premises, Landlord shall promptly notify Tenant of the issue and, if applicable, put in place another system or other reasonable mitigation to maintain adequate security of the Premises.

8.1.1.2. Access Lists.  Landlord shall require each Datacenter Tenant (defined below) to provide an access list (as updated and/or modified from time to time by the applicable Datacenter Tenant, a “Datacenter Tenant Access List”) designating employees of such Datacenter Tenant that are permitted to enter the Datacenter.  Each employee designated by each Datacenter Tenant on each Datacenter Tenant Access List shall receive a security authorization (an “Access Authorization”).  If any person seeking to gain access to the Datacenter (other than any Landlord Party) is not on a current Datacenter Tenant Access List, then such person shall be refused access to the Datacenter; provided that so long as an employee or representative of any Datacenter Tenant has escort authorization as specifically indicated on a current Datacenter Tenant Access List, such employee or representative of a Datacenter Tenant may escort any visitor including, without limitation, any vendor, supplier, partner, customer or visitor of the applicable Datacenter Tenant that is not on a Datacenter Tenant Access List to and/or within the Datacenter.  In no event shall Landlord permit any representative or employee of any Datacenter Tenant that does not have escort authorization to escort any person that is not on a Datacenter Tenant Access List to and/or within the Datacenter.  “Datacenter Tenant” means a tenant of the Datacenter (including Tenant).

8.1.1.3. Tenant shall be solely responsible for updating its Datacenter Tenant Access List (the “Tenant’s Access List”) and providing any changes to Landlord (and any such update shall become effective one (1) business day after the same is delivered to Landlord).  In any instance where any party seeking to access the Datacenter on behalf of Tenant is refused access to the Datacenter, Landlord shall promptly notify Tenant of such incident and cooperate with Tenant, at Tenant’s sole cost and expense, in connection with Tenant’s investigation of such incident.

8.1.2. Electricity.

8.1.2.1. Landlord shall furnish electricity to the UPSs and PDUs serving the Datacenter Space in accordance with the specifications set forth in Paragraph 1 of Part I of Exhibit “H” attached hereto.  The obligation of Landlord to so provide electricity shall be subject to the rules and regulations of the supplier of such electricity and of any Governmental Authorities regulating providers of electricity and shall be limited to providing the Electrical Power Threshold.  Tenant shall be solely responsible for all emergency, supplemental or back-up power systems (“Back-Up Power”) installed by Tenant or at Tenant’s direction in the Premises.

8.1.2.2. In addition, Landlord shall use commercially reasonable efforts to maintain battery capacity in the UPS Plant for Tenant UPS Power as specified in Paragraph 2 of Part I of Exhibit “H”.  Landlord has and shall maintain a contract with a third party vendor to provide fuel to the fuel tanks of the Back Up Power Systems described in Paragraph 3 of Part I of Exhibit “H” (the “Back Up Power Systems”) for the duration of such interruption.  If any such interruption in electrical service was caused by any act or omission of Tenant or Tenant’s employees, agents, invitees or contractors, Tenant shall reimburse Landlord for all costs incurred by Landlord in causing the Back Up Power Systems to provide electricity to the Building and/or Project (including, without limitation, the cost of fuel).

8.1.3. Datacenter Environment.  Landlord shall use commercially reasonable efforts to: (a) maintain temperature in the Datacenter Space within the range specified in Item 4(a) of Part I of Exhibit “H” and (b) maintain relative humidity in the Datacenter Space within the range specified in Item 4(b) of Part I of Exhibit “H”.

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8.1.4. Other Services.  During the Term, Landlord shall provide access to the Building’s loading dock facilities twenty-four (24) hours a day, seven (7) days a week, subject to prior coordination with Landlord and Landlord’s reasonable rules and regulations for access to the Building’s loading dock facilities.

8.2. Interruption of Services.  Except as expressly provided in Part II of the Service Level Agreement attached hereto as Exhibit “H”, Landlord shall not be liable or responsible to Tenant for any loss, damage or expense of any type which Tenant may sustain or incur if the quantity or character of the utility provided electric service is changed, is no longer available, or is no longer suitable for Tenant’s requirements.  Except as expressly provided in Part II of the Service Level Agreement attached hereto as Exhibit “H”, no interruption, failure or malfunction of any electrical or other service (including, without limitation, HVAC service or the Remote Hands Service) to the Premises (or to any other portion of the Datacenter, the Campus, the Building or the Project) shall, in any event: (a) constitute an eviction or disturbance of Tenant’s use and possession of the Premises, (b) constitute a breach by Landlord of any of Landlord’s obligations under this Lease, (c) render Landlord liable for damages of any type or entitle Tenant to be relieved from any of Tenant’s obligations under this Lease (including the obligation to pay Rent), (d) grant Tenant any right of setoff or recoupment, (e) provide Tenant with any right to terminate this Lease, or (f) make Landlord liable for any injury to or interference with Tenant’s business or any punitive, incidental or consequential damages (of any type), whether foreseeable or not, whether arising from or relating to the making of or failure to make any repairs, alterations or improvements, or whether arising from or related to the provision of or failure to provide for or to restore any service in or to any portion of the Datacenter, the Campus, the Building or the Project.  In the event of any interruption of services, however, Landlord shall employ commercially reasonable and diligent efforts to restore such service or cause the same to be restored in any circumstances in which such restoration is within the reasonable control of Landlord and the interruption at issue was not caused in whole or in part by any action of Tenant.

8.3. Remote Hands.  Landlord shall use commercially reasonable efforts to provide certain basic agreed-upon remote hands services to Tenant, which agreed-upon services shall be available on a 24 x 7 x 365 basis following a request by Tenant via Landlord’s designated customer portal (the “Remote Hands Service”).  The Remote Hands Service shall include routine maintenance and trouble-shooting tasks, such as power cycling, replacement/swapping of hardware, media loading/swapping, electrical and mechanical monitoring, infrastructure testing, circuit testing, cabling and wiring, troubleshooting of physical ports, racking and stacking of equipment, receiving and storing of equipment and entering commands according to instructions.  The Remote Hands Service may be provided by employees or contractors of Landlord at the discretion of Landlord, and Landlord may designate and/or change the procedure for submission of requests for Remote Hands Service from time to time with prior written notice.  Remote Hands Service shall be billed to Tenant on a hourly basis at the rates set forth below, which shall be due and payable within thirty (30) days following the receipt of written invoice.  The current rates for the Remote Hands Service are as follows (with a two (2) hour minimum in each case): (a) during Landlord’s standard business hours with at least forty-eight (48) hours prior notice, $150.00/hour; (b) during Landlord’s standard business hours with less than forty-eight (48) hours prior notice, $175.00/hour; (c) outside of Landlord’s standard business hours with at least forty-eight (48) hours prior notice, $175.00/hour; and (d) outside of Landlord’s standard business hours with less than forty-eight (48) hours prior notice, $225.00/hour.  Landlord and Tenant agree that pricing for the Remote Hands Service set forth above is subject to increase upon at least thirty (30) days prior written notice to Tenant.

8.4. Acknowledgments.  Tenant acknowledges and agrees that: (a) except to the extent expressly provided in this Lease, Landlord shall not be obligated to provide any telecommunications services or managed services to Tenant under this Lease and (b) any services to be provided by Landlord hereunder may be performed on behalf of Landlord by an independent contractor or contractors retained by Landlord.

9. MAINTENANCE; ALTERATIONS.

9.1. Landlord Maintenance.  Landlord shall operate the Building, the Campus, and the Project in a manner consistent with Institutional Owner Practices.  In addition, Landlord shall maintain and keep in good repair: (a) the Pathway, (b) the Datacenter, including, Landlord’s Access Control Systems, HVAC, UPS Plant, DC Plant (if any), Back Up Power Systems, Fire Suppression Systems, common area cable management systems comprised of ladder racks, fiber trays, under-floor cable trays and other similar equipment installed for the benefit of all tenants of the Datacenter, (c) the floors and walls, foundation, exterior walls, roof and other structural components of the Building, (d) the heating, air conditioning and ventilation system serving the Building Common Areas (other than any of the same that exclusively serve any premises occupied by any tenant or occupant) and (e) the Building Common Areas.  For the avoidance of doubt, it is understood and agreed that Landlord shall be responsible, under this Section 9.1, for the maintenance and repair (and when necessary, replacement) of all portions of the electrical systems and infrastructure serving the Premises “upstream” of and including the output circuit breakers for the PDUs serving the Datacenter Space.  Except as provided in this Section 9.1 (and Section 8.1.3, above), Landlord shall have no obligation to repair and/or maintain the Project, Building, Datacenter or Premises.

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9.2. Tenant’s Maintenance.  During the Term of this Lease, Tenant shall, at Tenant’s sole cost and expense: (a) maintain the Premises and Tenant’s Personal Property therein and maintain any Common Areas within the Datacenter that are used by Tenant in a clean, sightly, safe and good order and clean condition (and in at least as good order and clean condition as when Tenant took possession), ordinary wear and tear excepted and (b) regularly remove all trash from the Premises.  For the avoidance of doubt, it is understood and agreed that, Tenant shall be responsible, under this Section 9.2, for the maintenance and repair (and when necessary, replacement) of all portions of the electrical systems and infrastructure serving the Premises “downstream” of the output circuit breakers for the PDUs serving the Datacenter Space (including, without limitation, all RPPs, power distribution whips, receptacles, Tenant Datacenter Space Installations and other installations), whether provided as of the Commencement Date by Landlord or otherwise.  If Tenant or any other Tenant Party, including, but not limited to any of their technicians or representatives, physically damages the Campus, the Project, the Building, the Datacenter, the Meet Me Room or any portion of any of the above, or the personal property of any other tenant or occupant, Landlord shall notify Tenant of the issue in writing.  If Tenant does not fully and adequately address the issue within five (5) business days, Landlord may, but shall not be obligated to, perform all necessary or appropriate maintenance and repair, and any amounts expended by Landlord in connection therewith, plus an administrative charge of ten percent (10%), shall be reimbursed by Tenant to Landlord as Additional Rent within thirty (30) days after Landlord’s written invoice therefor.  Notwithstanding the foregoing, if Landlord reasonably believes that Tenant’s failure to comply with this Section 9.2 may cause imminent loss, damage or harm to Landlord or any tenant or occupant of the Campus, then Landlord shall not be obligated to give five (5) business days notice to Tenant and may immediately proceed with maintenance and repair of the issue in accordance with the foregoing sentence.

9.3. Alterations; Improvement Allowance.

9.3.1. Alterations.  Notwithstanding any provision in this Lease to the contrary, except for Permitted Alterations, Tenant shall not make or cause to be made any Alterations without the prior written consent and approval of Landlord, which consent and approval may be withheld, conditioned or delayed in Landlord’s sole and absolute discretion; provided, however, that:

9.3.1.1. Landlord’s consent shall not be required for any Permitted Alterations (such that, by way of example only, Landlord’s consent would be required for the installation of overhead ladder racks that are attached to the ceiling, but Landlord’s consent would not be required for the installation of equipment which does not involve drilling into the floor or ceiling);

9.3.1.2. Tenant shall have the right, at its sole cost and expense and subject to Landlord’s approval of the plans and specifications therefor and the contractors who shall perform such work, to: (a) install its own security system (“Tenant’s Security System”) within the Datacenter Space and (b) to integrate Tenant’s Security System and management systems into Landlord’s Building security system and Building management systems; provided, further that: (i) Tenant shall furnish Landlord with a copy of all key codes, access cards and other entry means and ensure that Landlord shall have access to the Datacenter Space at all times, (ii) Tenant shall ensure that Tenant’s Security System shall comply with all applicable Laws, and (iii) in no event shall Landlord be liable for the malfunctioning of Tenant’s Security System, except in the event of gross negligence or willful misconduct on the part of Landlord or the Landlord Parties, and Tenant shall indemnify, defend and hold the Landlord Parties harmless from and against all Claims arising or relating thereto; and

9.3.1.3. Tenant shall give Landlord not less than seven (7) business days’ prior written notice before commencing any Alterations (including, but not limited to, any Permitted Alterations) so as to permit Landlord to post appropriate notices of non-responsibility.  If reasonably required by Landlord within three (3) business days written notice prior to commencing any Alterations, Tenant shall also secure, prior to commencing any Alterations, at Tenant’s sole expense, a completion and lien indemnity bond satisfactory to Landlord for such work.

9.3.2. Improvement Allowance.  Subject to the terms of this Section 9.3.2, Landlord shall provide Tenant with an improvement allowance of up to [***] in the aggregate (the “Improvement Allowance”) for Initial Alterations (defined below) completed by or on behalf of Tenant at Tenant’s cost pursuant to the terms of this Lease or the [***] Lease (excluding the purchase or installation of any Equipment or other Tenant’s Personal Property that is or may be removable by Tenant at the end of the Term pursuant to Section 13.2, below, unless expressly included within the definition of Tenant Datacenter Space Installations).  For the avoidance of doubt, the Improvement Allowance set forth in this Lease constitutes the same improvement allowance as set forth in the [***] Lease (not an additional improvement allowance) and may be used for either the Datacenter Space or the [***] Datacenter Space at Tenant’s election; provided, however, the Improvement Allowance shall be apportioned between the Datacenter Space and the [***] Datacenter Space based on the kW attributable to each space for purposes of the calculation of additional Base Rent.  The portion of the Improvement Allowance apportioned to the Datacenter Space as set forth in this Section 9.3.2 (a) shall be amortized over the Initial Term on a straight line basis with three percent (3%) increases on each anniversary of the Commencement Date and (b) shall be added to Base Rent payable during the Initial Term as set forth in Item 8(a) of the Basic Lease Information.  The Improvement Allowance shall be used as follows:

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[***]	Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.3.2.1. Landlord shall apply the Improvement Allowance toward the Tenant Installation Costs pursuant to Section 4.1.5, above.

9.3.2.2. If the Improvement Allowance is not full utilized pursuant to Section 9.3.2.1 above, then, during the period of time between completion of the Tenant Datacenter Space Installations and the end of the first nine (9) months of the Initial Term, time being of the essence, Tenant may request, in which event Landlord shall provide within thirty (30) days thereafter, up to the entire amount of the unused Improvement Allowance to be used for additional Initial Alterations, on a reimbursement basis only, following delivery to Landlord of copies of all pertinent invoices, billing statements evidencing payment in full and executed unconditional waivers and releases of lien rights from all contractors, subcontractors and materialmen providing services or materials for such Initial Alterations.  Following the first nine (9) months of the Initial Term, time being of the essence, any portion of the Improvement Allowance for which Tenant has not requested reimbursement or has not provided the requested documentation to Landlord as set forth herein shall be deemed to be forfeited by Tenant.

9.3.2.3. Notwithstanding anything to the contrary herein, in no event shall Tenant be eligible to receive all or any portion of the Improvement Allowance if, on the date on which Tenant requests reimbursement for completed Initial Alterations, there shall be an uncured Event of Default by Tenant under this Lease or if more than two (2) Events of Default shall have occurred during the twelve (12) month period prior to the date on which Tenant requests reimbursement hereunder.

9.3.2.4. For purposes of this Section 9.3.2, the term “Initial Alterations” shall mean all initial installations and Alterations needed for Tenant to begin using the Premises for the Permitted Use (including, without limitation, the Tenant Datacenter Space Installations), as determined by Landlord in its discretion.

9.3.2.5. Following the first nine (9) months of the Initial Term, the calculation of additional Base Rent for the Improvement Allowance as set forth in Item 8(a) of the Basic Lease Information shall be appropriately adjusted by Landlord upon written notice to Tenant based on the portion of the Improvement Allowance that was utilized by or on behalf of Tenant with respect to the Datacenter Space pursuant to this Section 9.3.2.

9.3.2.6. If this Lease terminates for any reason prior to the conclusion of the Initial Term and full payment to Landlord of the Base Rent for the Improvement Allowance as set forth in Item 8(a) of the Basic Lease Information, then Tenant shall pay the unpaid amount thereof to Landlord in a lump sum as Additional Rent within ten (10) days following receipt of an invoice.  The Improvement Allowance granted to Tenant pursuant to this Section 9.3.2 is personal to the Original Tenant.

9.4. Tenant’s Vendors.  Landlord agrees that Tenant may contract with: (a) any licensed third party electrical contractor for the installation and maintenance of electrical interconnections specific to Tenant’s Personal Property located within the Premises, (b) any licensed third party contractor for the installation of cabinets, racks and low voltage cooper and fiber optic communications infrastructure within the Premises, and (c) any reputable vendor to provide remote-hands and other technical contract services at the Premises in connection with the day-to-day operation of Tenant’s business; provided that: (i) Landlord must approve in writing any third party vendor that provides electrical, construction, and other technical contract services to Tenant at the Premises or Building before any such vendor may enter the Building or Premises (provided that any such approval of any such vendor shall not to be unreasonably withheld) and (ii) all third party vendors must agree to and follow all Landlord rules, policies and procedures that are established for like services, including strict adherence to any local seismic and ADA regulations and the Datacenter Rules and Regulations.

9.5. Encumbrances.  Tenant shall pay when due all costs for work performed and materials supplied to the Premises.  Tenant shall keep Landlord, the Premises, the Datacenter, the Building, the Project, the Campus and Tenant’s leasehold interest free from Encumbrances (and it is understood and agreed that Tenant has no right under this Lease to create or permit any Encumbrance to be established), and Tenant shall indemnify, defend and hold harmless Landlord, the Premises, the Building, the Campus and the Project of and from any and all Claims arising out of or related to any Encumbrances.  Tenant shall satisfy or otherwise discharge all Encumbrances within ten (10) business days after Landlord notifies Tenant in writing that any such lien, stop notice, claim or encumbrance has been filed.

10. CASUALTY; TAKING.

10.1. Casualty.

10.1.1. Tenant shall promptly notify Landlord in writing (a “Damage Notice”) of any fire or other casualty event, damage or condition of the Premises to which this Section 10.1 is or may be applicable (a “Casualty”).  Following receipt of a Damage Notice (or Landlord’s discovery of any damage caused by a Casualty (“Casualty Damage”)), Landlord shall have the right to elect, in Landlord’s sole

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and absolute discretion, to either (a) terminate this Lease by delivery of written notice thereof to Tenant within ninety (90) days following Landlord’s discovery of such Casualty or (b) to continue this Lease in effect; provided that Landlord shall have no right to so terminate this Lease unless: (i) such damage renders fifty percent (50%) or more of the Premises unusable, (ii) the Estimated Restoration period (defined below) exceeds one hundred eight (180) days, (iii) the cost of the Restoration (defined below) is not fully covered by insurance proceeds available to Landlord (with the exception of any deductible that is the responsibility of Landlord pursuant to the terms of its insurance policy) or (iv) the Holder of any Security Document requires any insurance proceeds with respect to such Casualty to be applied to the outstanding balance of the obligation secured by such Security Document.  If Tenant notifies Landlord that it is prevented from using the Premises for the Permitted Use as a result of any Casualty Damage, then Landlord shall within twenty (20) days thereafter provide written notice (the “Restoration Notice”) to Tenant setting forth the period of time (the “Estimated Restoration Period”) that Landlord reasonably believes shall be required to complete the Restoration (defined below) with respect to the Premises to the extent necessary to allow Tenant’s use of the Premises for the Permitted Use (the “Premises Restoration”).  If the Estimated Restoration Period is more than ninety (90) days following the date of Tenant’s notice, Tenant shall have the right to terminate this Lease, but only on the condition that Tenant delivers written notice of termination to Landlord on or before the day that is ten (10) business days after Landlord’s delivery of the Restoration Notice.  In addition, if Landlord shall fail to complete the Premises Restoration, on or before the date that is sixty (60) days after the last day of the Estimated Restoration Period, Tenant shall have the right to terminate this Lease, but only on the condition that Tenant delivers written notice of termination to Landlord on or before the day that is ten (10) business days after the date that is sixty (60) days after the last day of the Estimated Restoration Period.

10.1.2. Unless this Lease is terminated in accordance with Section 10.1.1, above, Landlord shall begin to repair the Casualty Damage to the Building, the Datacenter and the Premises promptly after its discovery of any Casualty Damage (subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Section 10.1) and shall proceed with reasonable diligence to restore (the “Restoration”) the Building, the Datacenter and the Premises to substantially the same condition as it existed before such Casualty, except for modifications required by applicable Laws and modifications that are deemed desirable by Landlord and that are consistent with Institutional Owner Practices; provided, however, that Landlord shall not be required to repair or replace any of any Tenant’s Personal Property or any Alterations made by Tenant (all of which shall be promptly repaired, restored and/or replaced by Tenant).  Landlord shall have no liability for any inconvenience or annoyance to Tenant or injury to Tenant’s business as a result of any Casualty, or the Restoration, regardless of the cause therefor.  Base Rent shall abate if and to the extent Tenant ceases to use a material portion of the Datacenter Space that was damaged by a Casualty and rendered unfit for use for the Permitted Use as a result thereof, for the period of time commencing on the date Tenant stops using such damaged portion of the Datacenter Space and continuing until the Premises Restoration is substantially complete (as reasonably determined by Landlord’s architect).

10.1.3. Landlord and Tenant agree that the provisions of this Section 10.1 and the remaining provisions of this Lease shall exclusively govern the rights and obligations of the parties with respect to any Casualty, and Landlord and Tenant hereby waive and release each and all of their respective common law and statutory rights inconsistent herewith, whether now or hereinafter in effect.

10.2. Taking.  If the whole or a material portion of the Premises, the Datacenter, the Campus, the Building or the Project shall be taken under the power of eminent domain, or sold to prevent the exercise thereof (collectively, a “Taking”), this Lease shall automatically terminate as of the earlier of the date of transfer of title resulting from such Taking or the date of transfer of possession resulting from such Taking (the “Taking Date”).  In the event of a Taking of: (a) such portion of the Datacenter the Building or the Project as shall, in the opinion of Landlord, substantially interfere with Landlord’s operation thereof, Landlord may terminate this Lease upon thirty (30) days written notice to Tenant given at any time prior to the date that is sixty (60) days following the Taking Date or (b) such portion of the Premises, the Datacenter, the Campus, the Building or the Project as shall prevent Tenant from conducting Tenant’s business in any portion of the Premises, for a period of time in excess of ninety (90) days, Tenant shall have the option to terminate this Lease upon thirty (30) days’ written notice to Landlord given at any time prior to the date that is sixty (60) days following the Taking Date.  If a portion of the Premises is so taken and this Lease is not terminated: (i) Landlord shall, with reasonable diligence and at Landlord’s cost (to the extent of the condemnation award received by Landlord), proceed to restore (to the extent permitted by applicable Laws) the Premises and the Building (other than Tenant’s Personal Property) to a complete, functioning unit and (ii) the Base Rent payable hereunder shall be reduced proportionately based on the portion of the Premises that Tenant is prevented from using for the Permitted Use as a result of such Taking.  Except as expressly provided otherwise in this Section 10.2, the entire award for any Taking shall belong to Landlord (without deduction for any estate or interest of Tenant), except that Tenant shall be entitled to independently pursue a separate award for the loss of, or damage to, Tenant’s Personal Property and Tenant’s relocation costs directly associated with the Taking (but Tenant shall not otherwise assert any claim against Landlord or the condemning authority).  No temporary Taking (for less than ninety (90) days) of the Premises, the Datacenter, the Campus, the Building or the Project (or any portion thereof) shall terminate this Lease or entitle Tenant to any abatement of the Rent payable to Landlord under this Lease; provided, however, that any award for any such temporary Taking shall belong to Tenant, but only to the extent that the award applies to any time period during the Term of this Lease.  This Section 10.2 shall be Tenant’s sole and exclusive remedy in the event of a Taking, and each of Landlord and Tenant hereby waives the provisions of any Laws to the contrary.

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11. ASSIGNMENT AND SUBLETTING.

11.1. Transfers.

11.1.1. Except as expressly provided in Section 11.1.2, below, Tenant shall not make any Transfer without first obtaining Landlord’s express prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided that notwithstanding anything to the contrary in this Lease (and without limiting Landlord’s rights to reasonably withhold its consent for any other reason or reasons), Tenant expressly covenants and agrees that Landlord’s consent shall be deemed reasonably withheld if, in Landlord’s good faith judgment: (a) the proposed Transferee does not have the financial strength (taking into account all of the Transferee’s other actual or potential obligations and liabilities) to perform its obligations with respect to the proposed Transfer (or otherwise does not satisfy Landlord’s standards for financial standing with respect to tenants under direct leases of comparable economic scope); (b) the proposed Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building, the Campus and the Project or the business and operations of the proposed Transferee are not of comparable quality to the business and operations being conducted by direct tenants of Landlord (and its Affiliates) in the Campus and the Project; (c) the proposed Transferee has the power of eminent domain, is a governmental agency or an agency or subdivision of a foreign government; (d) the proposed Transferee intends to use any part of the Premises for a purpose not permitted under this Lease; (e) either the proposed Transferee, or any Affiliate of the proposed Transferee is a competitor of Landlord; (f) at the time Tenant delivers the Transfer Notice, there exists an uncured Event of Default; (g) the proposed Transfer would cause Landlord (or any of its Affiliates) to be in violation of another lease or agreement to which Landlord (or any of its Affiliates) is a party or would give an occupant of the Project or the Campus a right to cancel or modify its lease; (h) any ground lessor or mortgagee whose consent to such Transfer is required fails to consent thereto; or (i) the use of the Premises, the Datacenter, the Building, the Campus or the Project by the proposed Transferee would increase security risk, or require any alterations to the Datacenter (other than normal improvements within the Premises such as electrical work downstream of the PDU, rack installations, etc.), the Building, the Campus or the Project to comply with applicable Laws.  No Transfer (other than a Permitted Transfer), whether voluntary, involuntary or by operation of law, shall be valid or effective without Landlord’s prior written consent and, at Landlord’s election, any Transfer or attempted Transfer shall constitute an Event of Default of this Lease.

11.1.2. Notwithstanding the foregoing, Tenant shall, upon not less than ten (10) business days prior written notice to Landlord (along with any relevant information as may be required hereunder), make a Permitted Transfer, without the consent of Landlord (and without being subject to Sections 11.2 and 11.3, below).

11.2. Notice to Landlord.  If Tenant desires to make any Transfer (other than a Permitted Transfer), then at least twenty (20) business days (but no more than one hundred eighty (180) days) prior to the proposed effective date of the proposed Transfer, Tenant shall submit to Landlord: (a) a Transfer Request and such other information and materials as Landlord may reasonably request (and if Landlord requests such additional information or materials, the Transfer Notice shall not be deemed to have been received until Landlord receives such additional information or materials) and (b) two (2) originals of the proposed assignment, sublease or other Transfer on a form reasonably approved by Landlord and two (2) originals of the Landlord’s standard form of “Assignment and Assumption of Lease and Consent” or “Consent to Sublease” or other Transfer documentation executed by Tenant and the proposed Transferee.  If Tenant modifies any of the terms and conditions relevant to a proposed Transfer specified in the Transfer Notice, Tenant shall re-submit such Transfer Notice to Landlord for its consent pursuant to all of the terms and conditions of this Article 11.

11.3. Landlord’s Recapture Rights.  Except with regard to a Permitted Transfer, at any time within twenty (20) business days after Landlord’s receipt of all (but not less than all) of the information and documents described in Section 11.2, above, Landlord shall have the right (but no obligation), exercisable by written notice to Tenant, to elect to cancel and terminate this Lease effective as of the proposed effective date of the proposed Transfer.

11.4. Landlord’s Costs.  With respect to each Transfer proposed to be consummated by Tenant, whether or not Landlord shall grant consent, Tenant shall pay all Review Expenses within thirty (30) days after written request by Landlord.

11.5. No Release; Subsequent Transfers.  Subject to Section 11.6 below, no Transfer (whether or not a Permitted Transfer) shall release Tenant from Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder.  In no event shall the acceptance of any payment by Landlord from any other person be deemed to be a waiver by Landlord of any provision hereof.  Consent by Landlord to one Transfer shall not be deemed consent to any subsequent Transfer.  Subject to Section 11.6 below, in the event of breach by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor.  The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a

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merger and shall, at the option of Landlord, either: (i) terminate all and any existing agreements effecting a Transfer, or (ii) operate as an assignment to Landlord of Tenant’s interest under any or all such agreements.

11.6. Release of Tenant Upon Assignment.  If Tenant requests to be released (the “Release”) from its obligations under this Lease upon full assignment of this Lease, the following shall apply: Tenant shall deliver to Landlord (a) written notice and (b) documentation which demonstrates to Landlord’s reasonable satisfaction that (i) Tenant is making an assignment of this Lease to a Transferee in accordance with the terms and conditions of this Article 11, (ii) the Transferee is expressly assuming in writing Tenant’s obligations under this Lease to the extent accrued from and after the effective date of the assignment, (iii) the assignor intends to be released from its obligations under this Lease to the extent the same are assumed by the Transferee and (iv) the Transferee is Financially Capable (as defined below) of performing the obligations of Tenant under this Lease to the extent the same are assumed by the Transferee for the remaining Term.  When Tenant delivers all such documentation to Landlord, the Transferee shall then be subject to Landlord’s reasonable evaluation as to whether the Transferee is Financially Capable of performing the obligations of Tenant under this Lease to the extent the same are assumed by the Transferee for the remaining Term.  Landlord shall give Tenant written notice within fifteen (15) days of Landlord’s receipt of the documents described in items (i) and (ii), above, that Landlord either (A) approves the Release, or (B) disapproves the Release.  If Landlord disapproves the Release, Landlord’s notice of disapproval shall set forth in reasonable detail the grounds for such disapproval.  Upon Landlord’s written approval of the Release, Tenant shall be relieved of its then unaccrued obligations under this Lease as of the date of the Release.  “Financially Capable” means that the Transferee has the financial wherewithal to perform Tenant’s obligations under this Lease, as reasonably determined by Landlord.  If the Transferee has a tangible net worth as determined by generally accepted accounting principles consistently applied (as set forth in the financial statements of the Transferee audited by an independent certified public accountant) of Five Hundred Million and 00/100 U.S. Dollars (US $500,000,000.00) or more and has a minimum bond credit rating of Ba1 from Moody’s Investors Service or BB+ from Standard & Poor’s, the Transferee shall be deemed to be Financially Capable.

12. SUBORDINATION AND ATTORNMENT; ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS.

12.1. Nondisturbance, Subordination and Attornment.  This Lease and the rights of Tenant hereunder, are and shall be subordinate to the interests of all Security Instruments.  Such subordination shall be effective without the necessity of the execution by Tenant of any additional document for the purpose of evidencing or effecting such subordination.  In addition, Landlord shall have the right to subordinate or cause to be subordinated any such Security Instruments to this Lease and in such case, in the event of the termination or transfer of Landlord’s estate or interest in the Building, the Project or the Campus by reason of any termination or foreclosure of any such Security Instruments, Tenant shall, notwithstanding such subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest.  Furthermore, Tenant shall within ten (10) business days of demand therefor execute any instruments or other documents in form reasonably approved by Tenant which may reasonably be required by Landlord or the Holder of any Security Instrument and specifically shall execute, acknowledge and deliver within ten (10) business days of demand therefor a subordination of lease or subordination of deed of trust, in the form required by the Holder of the Security Instrument requesting the document, provided that either (i) such subordination of lease or subordination of deed of trust contains non-disturbance language or (ii) the Holder of any such Security Instrument executes and delivers to Tenant a non- disturbance agreement..  If requested to do so, and expressly conditioned upon the Holder of any such Security Instrument complying with either clause (i) or clause (ii) in the preceding sentence, Tenant shall attorn to and recognize as Tenant’s landlord under this Lease any superior lessor, superior mortgagee or other purchaser or person taking title to the Building by reason of the termination of any superior lease or the foreclosure of any superior mortgage or deed of trust, and Tenant shall, within ten (10) business days of demand therefor execute any instruments or other documents which may be required by Landlord or the Holder of any such Security Instrument to evidence the attornment described in this Section 12.1.

12.2. Estoppel Certificates.  At any time and from time to time, within ten (10) business days after written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing certifying all matters reasonably requested by Landlord or any current or prospective purchaser or Holder of any Security Document.  Tenant acknowledges and agrees that it understands that any statement delivered (or to be delivered) pursuant to this Section 12.2 may be relied upon by any prospective purchaser of the Building, the Project or the Campus (or the Landlord) or by any prospective mortgagee, ground lessor or other like encumbrancer thereof or any assignee of any such encumbrance upon the Building, the Project or the Campus.  Tenant’s failure to deliver the statement within the ten (10) business day period specified above shall be conclusive and binding upon Tenant that the Lease is in full force and effect without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord’s performance and that Tenant has no right of offset, counterclaim or deduction against any fees or other charges due Landlord hereunder, and that no more than one month’s fees or other charges due hereunder have been paid in advance.

12.3. Financial Statements.  So long as Tenant is a publicly traded company, Tenant shall not be required to provided Landlord with financial statements, and such financial statements that are publicly available as filed with the Securities and Exchange Commission by Tenant or publicly available on Tenant’s investor relations website shall be sufficient to satisfy the requirements of this Section 12.3.  In the event that Tenant is not a publicly traded company at any time during this Lease, then, in such event, Tenant shall, upon ten (10) business

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days’ prior notice from Landlord, provide Landlord with then current financial statements and financial statements for each of the two (2) years prior to the then current calendar year for Tenant.  Such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, and, if audited in the ordinary course of Tenant’s business, shall be audited by an independent certified public accountant (and if not so audited, shall be certified as true and correct by the appropriate officer of Tenant).

13. SURRENDER OF PREMISES; HOLDING OVER.

13.1. Tenant’s Method of Surrender.  Upon the expiration of the Term of this Lease, or upon any earlier termination of this Lease or the termination of Tenant’s right to possess the Premises, Tenant shall, subject to the provisions of this Article 13, quit and surrender possession of the Premises to Landlord in good working order and clean condition, reasonable wear and tear excepted, and with all of the items described in Section 13.2 below removed from the Premises.

13.2. Removal and Restoration.  All Alterations shall become a part of the Premises and shall become the property of Landlord upon the expiration or earlier termination of this Lease, unless Landlord shall, by written notice given to Tenant, require Tenant to remove some or all of Tenant’s Alterations.  Tenant agrees that, upon the expiration or earlier termination of this Lease, Tenant (or, failing which, a contractor designated by Landlord) shall, at Tenant’s sole cost and expense, promptly remove: (a) all of Tenant’s Alterations designated for removal by Landlord and (b) all of Tenant’s Personal Property (and any other items of equipment and personal property not belonging to Landlord), and shall restore those portions of the Building, the Datacenter and/or the Premises damaged by such removal of (or by the initial installation of) such Tenant’s Alterations and Tenant’s Personal Property to their condition immediately prior to the installation or placement of such items, normal wear and tear excepted.  If Tenant fails to promptly remove any such Tenant’s Alterations or Tenant’s Personal Property (and/or any other equipment or property not belonging to Landlord) pursuant to this Section 13.2, Landlord shall have the right to remove such Tenant’s Alterations and/or Tenant’s Personal Property (and/or other equipment or property not belonging to Landlord) and to restore those portions of the Building, the Datacenter, and/or the Premises damaged by such removal to their condition immediately prior to the installation or placement of such Tenant’s Alterations and/or Tenant’s Personal Property (and/or other equipment or property not belonging to Landlord), in which case Tenant agrees to reimburse Landlord within thirty (30) days of Landlord’s written invoice therefor, for all of Landlord’s costs of removal and restoration plus an administrative fee equal to ten percent (10%) of such cost.  In addition, if any Tenant’s Personal Property (and/or any other equipment or property not belonging to Landlord) remains in the Premises after the expiration of or any earlier termination of Tenant’s right to possess the Premises, and Tenant fails to remove or recover from Landlord such property within ten (10) business days after written notice to Tenant, Tenant shall be deemed to have authorized Landlord to make such disposition of such property as Landlord may desire without liability for compensation or damages to Tenant in the event that such property is the property of Tenant; and in the event that such property is the property of someone other than Tenant, Tenant shall indemnify, defend and hold the Landlord Parties harmless from all Claims arising out of, in connection with, or in any manner related to any removal, exercise or dominion over and/or disposition of such property by Landlord.

13.3. Holding Over.  If Tenant fails to surrender the entire Premises in accordance with this Lease (including, without limitation, Sections 13.1 and 13.2, above), or otherwise holds possession of the Premises (or any portion thereof) after the expiration or termination of the Term of this Lease with respect thereto, Tenant shall become a tenant at sufferance upon all of the terms contained herein, except as to term and Base Rent.  During such holdover period, Tenant shall pay to Landlord monthly Base Rent at the Holdover Base Rental Rate.  The monthly Base Rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession.  Neither any provision hereof nor any acceptance by Landlord of any rent after any such expiration or earlier termination shall be deemed a consent to any holdover hereunder or result in a renewal of this Lease or an extension of the Term, or any waiver of any of Landlord’s rights or remedies with respect to such holdover.  Tenant shall indemnify, defend and hold Landlord harmless from and against any and all Claims (including, without limitation, all lost profits and other consequential damages, attorneys’ fees, consultants’ fees and court costs) incurred or suffered by or asserted against Landlord by reason of Tenant’s failure to surrender the Premises in accordance with the provisions of this Lease on the expiration or earlier termination of this Lease.

14. WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.

14.1. Waiver.  Except to the extent caused by the gross negligence or willful misconduct of Landlord as determined by a court of competent jurisdiction, Tenant hereby waives all claims and causes of action against Landlord and all of the other Landlord Parties for any damage to persons or property (including, without limitation, loss of profits and intangible property) in any way relating to Tenant’s use and occupancy of the Premises.

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14.2. Indemnification.

14.2.1. Except to the extent caused by the active negligence or willful misconduct of Landlord as determined by a court of competent jurisdiction, Tenant hereby agrees to indemnify, defend, and hold Landlord and the other Landlord Parties harmless from and against (and to reimburse Landlord and the other Landlord Parties for) any and all Claims arising from, in connection with, or in any manner relating to (or alleged to arise from, to be in connection with, or to be in any manner related to): (a) the use or occupancy of the Premises or any portion of the Datacenter, the Building or the Project by Tenant or any other Tenant Party), (b) the acts or omissions of Tenant or any Tenant Party, (c) any Event of Default of this Lease by Tenant, (d) the content of any communications transmitted (directly or indirectly) to, through or by Tenant or any other Tenant Party or any of its (or their) Equipment or other Tenant’s Personal Property and connections, and interconnections, or (e) any dispute, litigation or other proceedings between Tenant or any other Tenant Party and any third party, including, but not limited to, any claims by any third parties that relate in any manner to the use of the Premises, the content of any communications transmitted (directly or indirectly) to, through or by Tenant or any other Tenant Party and/or the business operations of Tenant or any other Tenant Party.  If any action or proceeding is brought against Landlord or any other Landlord Party by reason of any such Claim, upon written notice from Landlord, Tenant shall defend such action or proceeding at Tenant’s cost and expense by counsel reasonably approved by Landlord.

14.2.2. Subject to Section 16.2 below and except to the extent caused by any matter against which Tenant has agreed to indemnify Landlord under this Lease, Landlord hereby agrees to indemnify, defend, and hold harmless Tenant and the other Tenant Parties from and against (and to reimburse Tenant and the other Tenant Parties) for any and all Claims to the extent arising from or in connection with (or alleged to arise from, to be in connection with) the gross negligence or willful misconduct of Landlord or any other Landlord Party.  If any action or proceeding is brought against Tenant or any other Tenant Party by reason of any such Claim, upon written notice from Tenant, Landlord shall defend such action or proceeding at Landlord’s cost and expense by counsel reasonably approved by Tenant.

14.2.3. Nothing contained in this Section 14.2 shall be interpreted or used to in any way affect, limit, reduce or abrogate any insurance coverage provided by any insurer to either Tenant or Landlord.

14.3. Tenant’s Insurance.  Tenant shall, at Tenant’s expense, procure and maintain throughout the Term of this Lease a policy or policies of insurance in accordance with the terms and requirements set forth in Exhibit “F” to this Lease.  Tenant hereby waives its rights against the Landlord Parties with respect to any claims, damages or losses (including any claims for bodily injury to persons and/or damage to property) which are caused by or result from: (a) risks insured against under any insurance policy carried by Tenant at the time of such claim, damage, loss or injury, or (b) risks which would have been covered under any insurance required to be obtained and maintained by Tenant under this Lease had such insurance been obtained and maintained as required.  The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.  For the avoidance of doubt, Landlord shall not be obligated to carry insurance on Tenant’s Personal Property.

14.4. Landlord’s Insurance.  During the Term, Landlord agrees to carry and maintain “all risk” property insurance (with full replacement cost coverage) covering the Project, the Building and Landlord’s property therein.  For the avoidance of doubt, Landlord shall not be obligated to carry insurance on Tenant’s Personal Property.

15. TENANT DEFAULT.

15.1. Events of Default.  Each of the following acts or omissions of Tenant or occurrences shall constitute an “Event of Default”:

15.1.1. Any failure or refusal by Tenant to timely pay any Rent, or any portion thereof, if such failure or refusal continues for five (5) business days following Landlord’s delivery to Tenant of written notice of such failure or refusal.

15.1.2. Any failure or refusal by Tenant to perform or observe any other covenant or condition of this Lease (including, without limitation, in the Datacenter Rules and Regulations) to be performed or observed by Tenant (other than those described in Section 15.1.1, above or Sections 15.1.3, 15.1.4, or 15.1.5, below) if such failure or refusal continues for a period of ten (10) business days after Landlord’s delivery to Tenant of written notice of such failure or refusal; provided, however, that in the event Tenant’s failure or refusal to perform or observe any covenant or condition of this Lease to be performed or observed by Tenant cannot reasonably be cured within ten (10) business days following written notice to Tenant, no Event of Default shall occur if Tenant commences to cure such failure or refusal within the ten (10) day period and thereafter diligently prosecutes the curing thereof to completion within sixty (60) days following such written notice.

Vantage Confidential and Proprietary

15.1.3. Any failure or refusal by Tenant to execute and deliver any statement or document described in Article 12 that is requested to be so executed and delivered by Landlord within the time periods specified in Article 12 applicable thereto, if such failure continues for three (3) days after Landlord’s delivery to Tenant of written notice of such failure.

15.1.4. The filing or execution or occurrence of any one of the following: (a) a petition in bankruptcy or other insolvency proceeding by or against Tenant, (b) a petition or answer seeking relief under any provision of the Bankruptcy Act, (c) an assignment for the benefit of creditors, (d) a petition or other proceeding by or against Tenant for the appointment of a trustee, receiver or liquidator of Tenant or any of Tenant’s property, or (e) a proceeding by any Governmental Authority for the dissolution or liquidation of Tenant or any other instance whereby Tenant or any general partner of Tenant shall cease doing business as a going concern.

15.1.5. Any default by Tenant or any Affiliate of Tenant under any other lease or agreement with Landlord or any Affiliate of Landlord, now existing or hereafter entered into, including, without limitation, the [***] Lease, that continues beyond the applicable notice and cure period that is set forth in such other lease or agreement, provided that such lease or agreement is invoiced on one form with either this Lease or the [***] Lease.

The parties hereto acknowledge and agree that all of the notice periods provided in this Section 15.1 are in lieu of, and not in addition to, the notice requirements of any Laws.

15.2. Remedies.  Upon the occurrence of any Event of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the remedies described in Paragraph 1 of Exhibit “G” attached hereto and incorporated herein by this reference, each and all of which shall, subject to applicable law, be cumulative and nonexclusive, without any notice or demand whatsoever (and all of the other provisions of Paragraph 1 of Exhibit “G” shall apply to an Event of Default by Tenant hereunder).

16. LANDLORD DEFAULT; LIMITATION OF LANDLORD’S LIABILITY.

16.1. Landlord Default.  Landlord’s failure to perform or observe any of its obligations under this Lease shall constitute a default by Landlord under this Lease (a “Landlord Default”) if such failure shall continue for a period of thirty (30) days (or the additional time, if any, that is reasonably necessary promptly and diligently to cure the failure) after Landlord receives written notice from Tenant specifying the default, which notice shall describe in reasonable detail the nature and extent of the failure and shall identify the Lease provision(s) containing the obligation(s) in question.  Before pursuing any remedy for any alleged Landlord Default, Tenant shall give each Notified Party written notice of such alleged Landlord Default, and each Notified Party shall thereafter have thirty (30) days within which to cure or correct such alleged Landlord Default (or if such failure cannot be cured or corrected within that time, then such additional time as may be necessary to cure or correct such alleged Landlord Default, not to exceed ninety (90) days).  Subject to the remaining provisions of this Lease, following the occurrence of any such Landlord Default, Tenant shall have the right to pursue any remedy available under Law for such default by Landlord; provided, however, that in no case shall Tenant have any right to terminate this Lease on account of any such Landlord Default.

16.2. Landlord’s Liability.  In consideration of the benefits accruing under this Lease to Tenant and notwithstanding anything to the contrary in any of the Lease Documents, it is expressly understood and agreed by and between the parties to this Lease that: (a) the recourse of Tenant or its successors or assigns against Landlord (and the liability of Landlord to Tenant, its successors and assigns) with respect to any actual or alleged breach by Landlord of (or that is otherwise related to) Landlord’s Lease Undertakings shall be limited solely to an amount equal to Landlord’s equity interest in the Building; (b) Tenant shall have no recourse against any other assets of the Landlord Parties; (c) except to the extent of Landlord’s interest in the Building (to the extent provided above), no personal liability or personal responsibility of any sort with respect to any of Landlord’s Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, any of the Landlord Parties, and (d) at no time shall Landlord be responsible or liable to Tenant for any lost profits, lost economic opportunities or any form of consequential damages as the result of any actual or alleged breach by Landlord of (or that is otherwise related to) Landlord’s Lease Undertakings.

Vantage Confidential and Proprietary

[***]	Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

16.3. Landlord not Responsible for Content.  Notwithstanding anything to the contrary in this Lease, it is understood and agreed that Landlord shall have no liability or responsibility for the content of any communications transmitted via third party services.  Landlord does not operate or control the information, services, opinions or other content of third party services that may utilize equipment in the Project, the Campus, the Building or the Datacenter or provide services therein.  Tenant agrees that it shall make no Claim whatsoever against Landlord that in any manner relates to the content of any such services or with respect to any information, product, service or software ordered through or provided by virtue of such third party services.

17. MISCELLANEOUS.

17.1. Incorporation of Exhibits.  All of the terms and conditions of all of the Exhibits to this Lease are hereby incorporated into this Lease.

17.2. Entire Agreement; Amendment; Successors; Survival.  This Lease, along with any Lease Documents attached hereto or referred to herein, all of which are hereby incorporated into this Lease by this reference, contains all of the agreements and understandings relating to the leasing or use of the Premises, the Meet Me Room and the Datacenter and the obligations of Landlord and Tenant in connection with such leasing and/or use.  Landlord has not made, and Tenant is not relying upon, any warranties, or representations, promises or statements made by Landlord or any agent of Landlord, except as expressly set forth herein.  This Lease supersedes any and all prior agreements and understandings between Landlord and Tenant and alone expresses the agreement of the parties with respect to the leasing or use of the Premises, the Meet Me Room and the Datacenter and the obligations of Landlord and Tenant in connection with such leasing and/or use.  This Lease shall not be amended, changed or modified in any way unless in writing executed by Landlord and Tenant.  Neither party shall have waived or released any of its rights hereunder unless in writing and executed by the waiving party.  Except as expressly provided herein, this Lease and the obligations of Landlord and Tenant contained herein shall bind or inure to the benefit of Landlord and Tenant and their respective successors and assigns, provided this clause shall not permit any Transfer by Tenant contrary to the provisions of Article 11.  Any obligations of a party accruing prior to the expiration of this Lease shall survive the termination of this Lease, and such party shall promptly perform all such obligations whether or not this Lease has expired.  Without limiting the generality of the foregoing, it is expressly agreed that the following provisions of the Lease shall survive the expiration or any earlier termination of this Lease: Article 5 (Taxes on Tenant’s Personal Property; Other Taxes), Article 6 (Security Deposit); Section 7.3.2 (Hazardous Materials), Section 9.5 (Encumbrances), Article 13 (Surrender of Premises; Holding Over), Section 14.1 (Waiver), Section 14.2 (Indemnity), Section 16.2 (Landlord’s Liability), Section 16.3 (Landlord not Responsible for Content), Section 17.9 (Governing Law), Section 17.11 (Attorneys’ Fees and Costs), Section 17.12 (Waiver of Right to Jury Trial), Section 17.16 (Brokers), and Paragraphs 3 and 4 of Exhibit “E”.

17.3. Interpretation.  Tenant acknowledges that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease.  Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the parties.  All captions, headings, titles, numerical references and computer highlighting are for convenience only and shall have no effect on the interpretation of this Lease.  All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include the appropriate number and gender, as the context may require.  Each covenant, agreement, obligation or other provision of this Lease to be performed by Tenant are separate and independent covenants of Tenant, and not dependent on any other provision of this Lease.  Time is of the essence of this Lease and the performance of all obligations hereunder.  In the event any provision of this Lease is found to be unenforceable, the remainder of this Lease shall not be affected, and any provision found to be invalid shall be enforceable to the extent permitted by law.  The parties agree that in the event two different interpretations may be given to any provision hereunder, one of which shall render the provision unenforceable, and one of which shall render the provision enforceable, the interpretation rendering the provision enforceable shall be adopted.

17.4. No Partnership or Joint Venture; No Third Party Beneficiaries.  Nothing contained in this Lease shall be deemed or construed to create the relationship of principal and agent, or partnership, or joint venturer, or any other relationship between Landlord and Tenant other than landlord and tenant.  Landlord shall have no obligations hereunder to any person or entity other than Tenant or any person or entity claiming through Tenant, and no other parties shall have any rights hereunder as against Landlord.  For the avoidance of doubt, it is understood and agreed that Persons that are Landlord Parties are intended third party beneficiaries of and shall have the right to enforce Sections 14.1.1, 14.2.1, 14.3 and 16.2 above.

Vantage Confidential and Proprietary

17.5. Notices.  Except as provided in Section 17.6 below, any notice which may or shall be given under the provisions of this Lease shall be in writing and may be delivered: (a) by hand delivery or personal service, (b) by a reputable overnight courier service which provides evidence of delivery, (c) by electronic mail and (d) by telecopy (so long, in the case of electronic mail or telecopy, as a confirming copy is forwarded by a reputable overnight courier service within twenty-four (24) hours thereafter), if to Landlord, to the Building office and at the address specified in Exhibit “B”, or if to Tenant, at the address specified in Item 3 of the Basic Lease Information, or at such other addresses as either party may have theretofore specified by written notice delivered in accordance herewith.  Such address may be changed from time to time by either party by giving notice as provided herein.  Any notice shall be deemed to have been served at the time the same was received (or at the time delivery was rejected).  If the term Tenant as used in this Lease refers to more than one (1) Person and notice given as aforesaid to any one of such Persons shall be deemed to have been duly given to Tenant.  Notwithstanding anything in this Lease to the contrary, any Legal Notices shall only be required to be delivered or otherwise transmitted to Tenant at the Premises (whether or not Tenant shall have abandoned or departed from the same), provided that Landlord shall promptly send a courtesy copy of any such Legal Notices to Tenant at any other address for notice Tenant shall have provided to Landlord.  Any notice shall be deemed to have been served at the time the same was received (or at the time delivery was rejected).

17.6. Critical Response Notifications.  Notwithstanding anything to the contrary contained herein, if (a) any breach of security in the Premises shall occur or (b) any service interruption shall occur (a “Critical Response Notice Event”), then: (i) Tenant shall immediately provide notice to Landlord: (A) via telephone to Landlord’s facility manager at [***] and (B) via email to [***], or such other number and/or email address as Landlord shall from time to time notify Tenant in writing (“Landlord’s Emergency Contacts”) and (ii) unless Tenant shall have previously received notice of such Critical Response Notice Event, Landlord shall immediately provide notice to Tenant: (A) via telephone at [***] and (B) via email to [***] or such other number(s) and/or email address(es) as Tenant shall from time to time notify Landlord in writing (“Tenant’s Emergency Contacts”).

17.7. Force Majeure.  A party shall incur no liability to the other party with respect to, and shall not be responsible for any failure to perform, any of its obligations hereunder if such failure is caused by any reason beyond the reasonable control of the party obligated to perform such obligations, including, but not limited to, strike, labor trouble, governmental rule, regulations, ordinance, or statute, or by fire, earthquake, or civil commotion (collectively, “Force Majeure”).  For the avoidance of doubt, Force Majeure shall not include interruptions in business processes that can be resumed with minimal effort such as accessing the Internet or other business tools from locations other than the business address.  The amount of time for a party to perform any of its obligations (other than payment obligations) shall be extended by the amount of time it is delayed in performing such obligation by reason or any force majeure occurrence whether similar to or different from the foregoing types of occurrences.

17.8. Transfer of Landlord’s Interest.  Landlord and each successor to Landlord shall be fully released from the performance of Landlord’s obligations under the Lease Documents upon their transfer of Landlord’s interest in the Project to a third party except for any obligations that accrued prior to the date of transfer.  Landlord shall not be liable for any obligation under the Lease Documents after a transfer of its interest in the Project and Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease for all obligations and liabilities accruing on or after the date of such transfer provided that the transferee assumes in writing all of Landlord’s ongoing obligations under this Lease arising on or after the date of such transfer.  If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord shall transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.  In addition, subject to the terms set forth herein, it is understood and agreed that Landlord shall have the right, from time to time, to assign its interest in this Lease in whole or, to a wholly owned subsidiary, in part.

17.9. Prohibition Against Recording.  Neither this Lease nor any memorandum, affidavit or other writing with respect to (or evidencing the existence of) this Lease shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

17.10. Governing Law.  This Lease shall be governed by, and construed in accordance with, the laws of the State.  It is mutually agreed that in the event Landlord commences any summary proceeding for non-payment of Rent, Tenant shall not interpose any counterclaim (other than any compulsory counterclaims) of whatever nature or description in any such proceeding.  The foregoing shall not be construed to prevent Tenant from bringing a separate action related to such counterclaims.  In addition, Tenant hereby submits to local jurisdiction in the State and agrees that any action by Tenant against Landlord shall be instituted in the State and that Landlord shall have personal jurisdiction over Tenant for any action brought by Landlord against Tenant in the State.

Vantage Confidential and Proprietary

[***]	Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

17.11. Attorneys’ Fees and Costs.  If either Landlord or Tenant shall commence any action or other proceeding against the other arising out of, or relating to, this Lease or the Premises, the prevailing Party shall be entitled to make a claim for its reasonable attorneys’ fees in the event that the non-prevailing Party’s position in such dispute is deemed to be specious or frivolous.

17.12. Waiver of Right to Jury Trial.  IN ORDER TO LIMIT THE COST OF RESOLVING ANY DISPUTES BETWEEN THE PARTIES, AND AS A MATERIAL INDUCEMENT TO EACH PARTY TO ENTER INTO THIS LEASE, TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH EXPRESSLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY TRIAL HELD AS A RESULT OF A CLAIM ARISING OUT OF, IN CONNECTION WITH, OR IN ANY MANNER RELATED TO THIS LEASE IN WHICH LANDLORD AND TENANT ARE ADVERSE PARTIES.  THE FILING OF A CROSS-COMPLAINT BY ONE AGAINST THE OTHER IS SUFFICIENT TO MAKE THE PARTIES “ADVERSE.”

17.13. Access by Landlord.  Landlord, Landlord’s agents and employees shall have the right to enter upon any and all parts of the Premises at any reasonable time upon prior reasonable oral or written notice (except in the case of an emergency, when no prior notice shall be required but Tenant shall be notified of such entry as soon after as is practical, or as otherwise set forth below) to examine the condition thereof, to clean, to make any repairs, alterations or additions required to be made by Landlord hereunder, to determine whether Tenant is complying with all of its obligations under this Lease, to exercise any of Landlord’s rights or remedies hereunder and for any other reasonable purpose necessary to comply with Landlord’s obligations under this Lease, as reasonably determined by Landlord.  Landlord shall notify Tenant (and allow Tenant reasonable opportunity to arrange a Tenant escort) of Landlord’s intention to show the Premises to prospective purchasers or prospective or current mortgage lenders (or, during the last nine (9) months of this Lease, to prospective tenants, provided that Landlord shall seek Tenant’s consent, not to be unreasonably withheld, prior to Landlord entering the Premises to show it to any Tenant Competitors).  Notwithstanding the foregoing, Tenant understands and agrees that Landlord’s technical staff may enter the Premises periodically in connection with routine visual inspections of equipment and monitors in the Datacenter Space without prior notice to Tenant; however, Landlord shall only conduct such inspections per a pre-approved (approval not to be unreasonably withheld) method of operation document (“MOP”) and notwithstanding the foregoing, Landlord shall provide notice as set forth in this Section 17.13 if it enters the Datacenter Space to perform physical work on equipment.  Upon request, Landlord shall provide Tenant with (a) a list of the titles of Landlord’s operations personnel (both employees and subcontractors) who require access to the Premises to perform Landlord’s obligations under this Lease and (b) a log of all Persons who have been provided unescorted access to the Premises within the last thirty (30) days.  In connection with Landlord’s rights hereunder, Landlord shall at all times have and retain keys, pass keys and/or other access devices or credentials with which to unlock all of the doors in, on or about the Premises, and Landlord shall have the right to use any and all means by which Landlord may deem proper to open such doors to obtain entry to the Premises.  Notwithstanding anything herein to the contrary, except for emergencies, Landlord shall use reasonable efforts to minimize disruption of Tenant’s business or occupancy during such entries.

17.14. Rights Reserved by Landlord.  Landlord reserves the following rights exercisable without notice (except as otherwise expressly provided to the contrary in this Lease) and without being, deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent: (a) to change the name or street address of the Datacenter, the Building, the Campus and/or the Project; (b) to install, affix and maintain all signs on the exterior and/or interior of the Datacenter, the Building, the Campus and/or the Project; (c) to change the arrangement of entrances, doors, corridors, elevators and/or stairs in the Datacenter, the Building, the Campus and/or the Project, and/or to make such alterations to the Datacenter (and/or the electrical or mechanical systems serving the Datacenter), the Building, the Campus and/or the Project as Landlord deems desirable, provided that the same does not materially and adversely affect Tenant’s access to or use of the Premises; (d) to install, operate and maintain systems which monitor, by closed circuit television or otherwise, all persons entering or leaving the Datacenter, the Building, the Campus and/or the Project; (e) to install and maintain pipes, ducts, conduits, wires and structural elements located in the Datacenter or the Premises and which serve other parts or other tenants or occupants of the Datacenter, the Building, the Campus and/or the Project; (f) the right to determine, in its sole discretion, which telecommunications providers shall be permitted access to the Building, the Campus and/or the Project, provided that Landlord shall provide Tenant with fourteen (14) days prior notice if an existing telecommunications provider utilized by Tenant shall not longer be provided such access; (g) the right to contract with different electricity providers from time to time in its sole discretion, and without reference to whether any electricity provider selected by Landlord provides lower rates than any other electricity supplier; and (h) the absolute right to lease space in the Datacenter, the Building, the Campus and the Project and to create such other tenancies in the Datacenter, the Building, the Campus and the Project as Landlord, in its sole business judgment, shall determine is in the best interests of the Campus and/or the Project (and Landlord does not represent and Tenant does not rely upon any specific type or number of tenants occupying any space in the Datacenter, the Building, the Campus and the Project during the Term of this Lease).

17.15. Confidentiality.  The parties each agrees that: (a) all of the Landlord Confidential Information and Tenant Confidential Information (collectively referred to herein as “Confidential Information”) is confidential and constitutes proprietary information of the other party and (b) it shall not disclose, and it shall cause its partners, officers, directors, shareholders, employees, brokers and attorneys not to disclose (unless required by Law and/or a court of competent jurisdiction) any Confidential Information of the other party to any other Person (except its attorneys and other agents that have agreed to treat such information as confidential and not to disclose it to third parties)

Vantage Confidential and Proprietary

without first obtaining the prior written consent of the disclosing party, which may be withheld in the disclosing party’s sole discretion.  Notwithstanding anything to the contrary in this Lease, information shall not be deemed Confidential Information hereunder if such information: (i) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (ii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Lease by the receiving party; or (iii) was independently developed by the receiving party prior to disclosure to such party.  Each party may disclose the other party’s Confidential Information where: (A) the disclosure is required by Law or by an order of a court or other governmental body having jurisdiction after giving reasonable notice to the other party with adequate time for such other party to seek a protective order or (B) the disclosure is reasonably necessary and is to that party’s or its affiliates’ employees, officers, directors, attorneys, accountants, consultants and other advisors, or to Landlord’s mortgage lender and its counsel, or the disclosure is otherwise necessary for a party to exercise its rights and perform its obligations under this Lease, so long as in all cases the disclosure is no broader than necessary and the party who receives the disclosure agrees prior to receiving the disclosure to keep the information confidential.  In addition, if this Lease, or portions thereof, are required under applicable Laws to be disclosed as part of an exhibit to a Party’s required public disclosure documents, the affected Party shall notify the other Party in advance and in writing (and such other Party shall have the right to object or otherwise seek confidential treatment of this Lease).  Each party is responsible for ensuring that any Confidential Information of the other party that it discloses pursuant to this Section 17.15 is kept confidential by the person receiving the disclosure, and to the extent practical, shall cause any party to which it discloses the other party’s Confidential Information to execute a commercially reasonable non-disclosure agreement.

17.16. Brokers.  Each party hereto represents to the other that it has not engaged, dealt with or been represented by any broker or finder in connection with this Lease other than the brokers specified in Items 13(a) and 13(b) of the Basic Lease Information.  Landlord and Tenant shall each indemnify, defend (with legal counsel reasonably acceptable to the other) and hold harmless the other party from and against all Claims (including attorneys’ fees and all litigation expenses) related to any claim made by any other person or entity for any commission or other compensation in connection with the execution of this Lease or the leasing of the Premises to Tenant if based on an allegation that claimant dealt through the indemnifying party.

17.17. Data Protection Requirements.  To the extent Landlord collects any Personal Information in connection with access by the Tenant Parties to the Campus, the Buildings and/or the Premises, Landlord agrees to comply with the Box Service Provider Requirements attached to this Lease as Exhibit “L”.  For purposes of this Section 17.17, “Personal Information” means any information collected by a Party in connection with this Lease (a) that identifies or can be used to identify, contact, or locate the person to whom such information pertains or (b) from which identification or contact information of an individual person can be derived.  Landlord and Tenant agree that Landlord shall only collect Personal Information in connection with access by the Tenant Parties to the Campus, the Buildings and/or the Premises.

17.18. Examination of Lease.  The submission of this Lease to Tenant or its broker or other agent, does not constitute an offer to Tenant to lease the Premises.  This Lease shall have no force and effect until it is executed by both parties.

17.19. Authority.  If Tenant signs as a corporation, partnership, limited liability company or other similar entity, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing entity, that Tenant has and is qualified to do business in State, that Tenant has full right and authority to enter into this Lease, and that each of both of the persons signing on behalf of Tenant are authorized to do so.  Upon Landlord’s request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.  The person executing this Lease on behalf of Landlord hereby covenants and warrants that Landlord has full right and authority to enter into this Lease and that the person signing on behalf of Landlord is authorized to do so.

[Signatures Appear on Next Page]

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17.20. Counterparts; Execution by Facsimile.  This Lease may be executed in one or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.  Each of the parties hereto agree that the delivery of an executed copy of this Lease by facsimile or email shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Lease had been delivered.  Tenant’s online acceptance of any or all portions of this Lease (including but not limited to any of the Exhibits to this Lease) shall be deemed an execution for purposes of the preceding sentence, and Tenant shall not have the right to object to the manner (i.e., online acceptance, electronic signatures, fax, or scanned images of signature pages) in which this Lease was executed as a defense to the enforcement of this Lease.

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the Effective Date.

LANDLORD:

VANTAGE DATA CENTERS [***], LLC, a Delaware limited liability company

By:	VANTAGE DATA CENTERS MANAGEMENT COMPANY, LLC, a Delaware limited liability company its authorized agent

	By:	/s/ Sureel Choksi
Sureel Choksi, Chief Executive Officer

	Date:	July 26, 2016

TENANT:

BOX, INC., a Delaware corporation

By:	/s/ Aaron Levie	By:	/s/ Dylan Smith
Name:	Aaron Levie	Name:	Dylan Smith
Title:	CEO	Title:	CFO
Date:	July 27, 2016	Date:	July 27, 2016

Vantage Confidential and Proprietary

[***]	Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT “A”

DESCRIPTION OF PROJECT; BUILDING

That certain data center telecommunications project commonly known as Vantage Data Centers [***] (the “Project”), which Project includes the building (the “Building”) located at and commonly known as [***] and the land (“Land”) on which such Building (and other improvements relating to such Building) are located.  For the avoidance of doubt, as used herein, Project shall not include the building (the “[***]”) located at and commonly known as [***], the building (the “[***]”) located at and commonly known as [***] or the building (the “[***]”) located at and commonly known as [***] and the land on which such [***] (and other improvements relating to such [***]),[***] (and other improvements relating to such [***]) or [***] (and other improvements relating to such [***]) are located).

[***]	Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT “B”

LANDLORD’S ADDRESSES

Landlord’s Address for Notices:	Vantage Data Centers [***], LLC	And with copies of any legal notices to:
c/o Vantage Data Centers Management
	Company, LLC [***] Attn: [***] Email: [***]	HV Law LLC P.O. Box 744 Littleton, CO 80160-0744 Attention: [***] Email: [***]

Landlord’s Address for Payment of Rent:	ACH/Wire Payments:

JPMorgan Chase Bank, N.A.

700 Market Street

San Francisco, CA 94102

Account Name: Vantage Data Centers Management Company, LLC

Regarding/Reference: [***]/BOX

Routing Number: [***]

Account Number: [***]

Check Payments:
c/o Vantage Data Centers Management Company, LLC PO Box 101103 Pasadena, CA 91189-1103

Overnight Address:
c/o Vantage Data Centers Management Company, LLC PO Box 101103 Pasadena, CA 91189-1103

[***]	Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT “C-1”

DEPICTION OF DATACENTER AND DATACENTER SPACE

[***]

[***]	Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT “C-2”

DEPICTION OF SUPPORT SPACE

(Office Space - Page 1 of 2)

[***]

[***]

Vantage Confidential and Proprietary

Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT “C-2”

DEPICTION OF SUPPORT SPACE

(Storage Space – Page 2 of 2)

[***]

[***]

Vantage Confidential and Proprietary

Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT “D-1”

DEPICTION OF MEET ME ROOMS IN THE BUILDING

[***]

[***]

Vantage Confidential and Proprietary

Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT “D-2”

DEPICTION OF MEET ME ROOMS IN THE [***]

[***]

[***]	Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT “E”

ADDITIONAL RENT; INSURANCE AND PROPERTY TAX ESCALATIONS

1. Definitions.

1.1. “Property Taxes” means all real property taxes, assessments, fees, charges, or impositions and other similar governmental or quasi-governmental ad valorem or other charges levied on or attributable to the Building or its ownership, operation or transfer of any and every type, kind, category or nature, whether direct or indirect, general or special, ordinary or extraordinary and all taxes, assessments, fees, charges or similar impositions imposed in lieu or substitution (partially or totally) of the same including, without limitation, all taxes, assessments, levies, charges or impositions: (a) on any interest of Landlord or any mortgagee of Landlord in Building, the Premises or in this Lease, or on the occupancy or use of space in the Building or the Premises; (b) on the gross or net rentals or income from the Building, including, without limitation, any gross income tax, excise tax, sales tax or gross receipts tax levied by any federal, state or local governmental entity with respect to the receipt of Rent; (c) on any transit taxes or charges, business or license fees or taxes, annual or periodic license or use fees, park and/or school fees, arts charges, parks charges, housing fund charges; (d) imposed for street, refuse, police, sidewalks, fire protection and/or similar services and/or maintenance, whether previously provided without charge or for a different charge, whether provided by governmental agencies or private parties, and whether charged directly or indirectly through a funding mechanism designed to enhance or augment benefits and/or services provided by governmental or quasi-governmental agencies; (e) on any possessory taxes charged or levied in lieu of real estate taxes; and (f) any reasonable costs or expenses incurred or expended by Landlord in investigating, calculating, protesting, appealing or otherwise attempting to reduce or minimize such taxes.  There shall be excluded from Property Taxes all income taxes, capital stock, inheritance, estate, gift, or any other taxes imposed upon or measured by Landlord’s gross income or profits unless the same is specifically included within the definition of Property Taxes above or otherwise shall be imposed in lieu of real estate taxes or other ad valorem taxes.

1.2. “Insurance” means all costs, fees, amounts, disbursements and expenses of every kind and nature paid or incurred by or on behalf of Landlord with respect to any Expense Year in connection with insurance for the Project, allocated to the Building in accordance with Paragraph 2.4, below, including, without limitation, any amounts paid or incurred with respect to premiums for property, casualty, liability, rent interruption, earthquake, flood or other types of insurance carried by Landlord from time to time.

1.3. “Interest Rate” means an annual rate of interest equal to the Reference Rate plus two percent (2%).

1.4. “Expense Year” means, with respect to Property Taxes and Insurance, the applicable twelve (12) month period falling in whole or in part during any portion of the Term.

2. Calculation Methods and Adjustments.

2.1. Amounts payable by Tenant under Section 4.1.3 of the Standard Lease Provisions with respect to any Expense Year that includes less than an entire calendar year shall be prorated on the basis that the number of days in such Expense Year bears to 365.

2.2. Subject to the provisions of this Paragraph 2 of this Exhibit “E”, all calculations, determinations, allocations and decisions to be made hereunder with respect to Insurance and Property Taxes shall be made in accordance with the good faith determination of Landlord applying sound accounting and property management principles consistently applied which are consistent with Institutional Owner Practices.  Landlord shall have the right to equitably allocate some or all of Insurance among particular classes or groups of tenants in the Project (or Campus) to reflect Landlord’s good faith determination that measurably different amounts or types of services, work or benefits associated with Insurance, as applicable, are being provided to or conferred upon such classes or groups.  All discounts, reimbursements, rebates, refunds, or credits (collectively, “Reimbursements”) attributable to Insurance or Property Taxes received by Landlord in a particular year shall be deducted from Insurance or Property Taxes, as applicable, in the year the same are received; provided, however, if such practice is consistent with Institutional Owner Practices, Landlord may treat Reimbursements generally (or under particular circumstances) on a different basis.  Landlord shall have the right to exclude from Insurance for the Base Year the cost of items of service, work or benefits: (a) not provided following the Base Year, (b) incurred due to circumstances not applicable following the Base Year or due to market-wide labor-rate increases in Insurance due to extraordinary circumstances, including, without limitation, boycotts, embargoes and strikes, and utility rate increases due to extraordinary circumstances, and (c) amortized costs relating to Capital Items.

2.3. If in any one or more Expense Years following the Base Year (a “Comparison Year”), Property Taxes decrease below the amount of Property Taxes for the Base Year as a result of any reassessment or any similar governmental act or Law, including, without limitation, as the result of a Proposition 8 reduction (collectively, a “Tax Reduction”), for purposes of calculation of excess Property Taxes for such Comparison Year and all subsequent Comparison Years, Property Taxes allocable to the Base Year shall be reduced to the amount of Property Taxes allocable to such Comparison Year (a “Base Year Tax Reduction”); provided, however, that if in any subsequent

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Comparison Year the amount of such Tax Reduction is decreased (other than to the extent by virtue of the application of the annual percentage increase (presently 2.0%) in Property Taxes currently provided by statute (or any substitute therefor hereafter adopted)), for purposes of calculation of excess Property Taxes for such subsequent Comparison Year, the Base Year Tax Reduction shall be correspondingly decreased.  Property Taxes allocable to the Base Year shall not include any Property Taxes or any taxes, assessments, costs charges or fees not applicable following the Base Year.

2.4. As of the date of this Lease, Tenant pays Additional Rent under Section 4.1.3 of the Standard Lease Provisions based on: (a) the Insurance and Property Taxes for the Project and (b) the Insurance and Property Taxes for the Campus that are allocated to the Project in accordance with this Paragraph 2.4 of this Exhibit “E”.

3. Payment Procedure; Estimates.

3.1. During each Expense Year, Landlord may elect to give Tenant written notice of its estimate of any amounts payable under Section 4.1.3 of the Standard Lease Provisions for that Expense Year.  On or before the first day of each calendar month during such Expense Year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amounts; provided, however, that, not more often than quarterly, Landlord may, by written notice to Tenant, revise its estimate for such Expense Year, and all subsequent payments under this Paragraph 3.1 of this Exhibit “E” by Tenant for such Expense Year shall be based upon such revised estimate.

3.2. Landlord shall endeavor to deliver to Tenant within one hundred fifty (150) days after the close of each Expense Year or as soon thereafter as is practicable, a statement of that year’s Property Taxes and Insurance, and the amount of Additional Rent payable under Section 4.1.3 of the Standard Lease Provisions for such Expense Year, as determined by Landlord (the “Landlord’s Statement”), and such Landlord’s Statement shall be binding upon Landlord and Tenant, except as provided in Paragraph 4 of this Exhibit “E”.  If the Landlord’s Statement indicates that (or if it is finally determined pursuant to Paragraph 4 of this Exhibit “E” that) the amount payable under Section 4.1.3 of the Standard Lease Provisions: (a) is more than the estimated payments made by Tenant under Paragraph 3.1 of this Exhibit “E” with respect to the applicable Expense Year, Tenant shall pay the deficiency to Landlord within thirty (30) days of receipt of Landlord’s Statement or (b) is less than the estimated payments made by Tenant under Paragraph 3.1 of this Exhibit “E” with respect to the applicable Expense Year, such excess payments shall be credited against Rent next payable by Tenant under this Lease (or, if the Term of this Lease has expired, shall be paid to Tenant within thirty (30) days of receipt of Landlord’s Statement).  The expiration or early termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to this Paragraph 3.2 of this Exhibit “E” to be performed after such expiration or early termination.

4. Review of Landlord’s Statement.  Provided that Tenant strictly complies with the provisions of this Paragraph 4 of this Exhibit “E”, Tenant shall have the right, at Tenant’s sole cost and expense, to reasonably review Landlord’s supporting books and records (at Landlord’s manager’s corporate offices) for any portion of the Property Taxes or Insurance for a particular Expense Year covered by Landlord’s Statement.  Tenant shall, within ninety (90) days after any such Landlord’s Statement is delivered to Tenant, deliver a written notice (a “Dispute Notice”) to Landlord specifying the items described in the Landlord’s Statement that are claimed to be incorrect, and Tenant shall simultaneously pay to Landlord all amounts (if any) remaining due from Tenant to Landlord as specified in the Landlord’s Statement.  The right of Tenant under this Paragraph 4 of this Exhibit “E” may only be exercised once for each Expense Year covered by any Landlord’s Statement, and if Tenant fails to deliver a Dispute Notice within the ninety (90) day period described above or fails to meet any of the other above conditions of exercise of such right, the right of Tenant to audit a particular Landlord’s Statement (and all of Tenant’s rights to make any claim relating thereto) under this Paragraph 4 of this Exhibit “E” shall automatically be deemed waived by Tenant.  Any review of records under this Paragraph 4 of this Exhibit “E” shall be at the sole expense of Tenant and shall be conducted by independent certified public accountants of national standing which are not compensated on a contingency fee or similar basis relating to the results of such audit.  Tenant acknowledges and agrees that any records of Landlord reviewed under this Paragraph 4 of this Exhibit “E” (and the information contained therein) constitute Landlord Confidential Information, which shall not be disclosed other than to Tenant’s accountants performing the review and principals of Tenant who receive the results of the review.  If Landlord disagrees with Tenant’s contention that an error exists with respect to the Landlord’s Statement in dispute, Landlord shall have the right to cause another review of that portion of Landlord’s Statement to be made by a firm of independent certified public accountants of national standing selected by Landlord (“Landlord’s Accountant”).  If it is finally determined pursuant to this Paragraph 4 of this Exhibit “E” that a particular Landlord’s Statement overstated amounts payable by Tenant under Section 4.1.3 of the Standard Lease Provisions by more than five percent (5%), Landlord shall reimburse Tenant for the reasonable cost of Tenant’s accountant within thirty (30) days after written receipt of notice.  In all other cases, Tenant shall be liable for Landlord’s Accountant’s actual fees and expenses.

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EXHIBIT “F”

INSURANCE REQUIREMENTS

1. Policies.

1.1 Property Insurance.  At all times during the Term of this Lease, Tenant shall procure and maintain, at its sole expense, “All-Risk” (and at Landlord’s option earthquake, earthquake sprinkler leakage and/or flood) property insurance, in an amount not less than one hundred percent (100%) of replacement cost covering the full replacement value of all of Tenant’s Personal Property in the Premises.  The proceeds of such insurance shall be used for the repair and replacement of the property so insured, except if this Lease is terminated.

1.2 Business Interruption Insurance.  At all times during the Term of this Lease, Tenant shall procure and maintain business interruption insurance in such amount as shall reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against in Paragraph 1.1 of this Exhibit “F” for a period of not less than twelve (12) months.

1.3 Liability Insurance.

1.3.1 At all times during the Term of this Lease, Tenant shall procure and maintain, at its sole expense for the protection of Landlord and Tenant, commercial general liability insurance applying to the use and occupancy of the Premises and the business operated by Tenant.  Such insurance shall have a minimum combined single limit of liability of at least $1,000,000 per occurrence and a general aggregate limit of at least $2,000,000, and Tenant shall provide in addition excess liability insurance on a following form basis, with overall limits of at least $5,000,000.  All such policies shall be written to apply to all bodily injury (including death), property damage and personal injury losses, shall include blanket contractual liability, broad form property damage, independent contractor’s coverage, completed operations, products liability, cross liability and severance of interest clauses, and shall be endorsed to include Landlord and Landlord’s agents, beneficiaries, partners, employees, and any Holder of any Security Instrument designated by Landlord as additional insureds.

1.3.2 At all times during the Term of this Lease, Tenant shall procure and maintain, at its sole expense for the protection of Landlord and Tenant, primary automobile liability insurance with limits of not less than $1,000,000 per occurrence covering owned, hired and non-owned vehicles used by Tenant.

1.4 Workers’ Compensation; Employer’s Liability Insurance.  At all times during the Term of this Lease, Tenant shall procure and maintain Workers’ Compensation Insurance in accordance with the laws of the state in which the Project is located and Employer’s Liability insurance with a limit not less than $1,000,000 Bodily Injury Each Accident; $1,000,000 Bodily Injury By Disease - Each Person; and $1,000,000 Bodily Injury By Disease - Policy Limit.

2. Policy Requirements.  All insurance required to be maintained by Tenant under this Lease shall be issued by insurance companies authorized to do insurance business in the state in which the Project is located and that are rated not less than A:X in Best’s Insurance Guide.  All such insurance policies shall: (a) be written as primary policies, not excess or contributing with or secondary to any other insurance as may be available to Landlord or to the additional insureds and (b) be endorsed so as to include a waiver of subrogation in accordance with and to the full extent of Tenant’s waiver of claims with respect to Landlord and the other Landlord Parties as set forth in of this Lease.  A certificate of insurance (or, at Landlord’s option, copies of the applicable policies) evidencing the insurance required under this Exhibit “F” shall be delivered to Landlord not less than thirty (30) days prior to the Commencement Date.  No such policy shall be subject to cancellation or modification without thirty (30) days prior written notice to Landlord and to any Holder of any Security Instrument designated by Landlord, and each such policy shall be endorsed to provide that the insurer thereunder shall provide Landlord with written notice of any failure by Tenant to pay any premium thereunder when due and such failure continues for a period of ten (10) business days after such date.  Tenant shall furnish Landlord with a replacement certificate with respect to any insurance not less than ten (10) business days prior to the expiration of the current policy.  Tenant shall have the right to provide the insurance required by this Exhibit “F” pursuant to blanket policies, but only if such blanket policies expressly provide coverage to the Premises and the Landlord as required by this Lease without regard to claims made under such policies with respect to other persons.

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EXHIBIT “G”

CALIFORNIA STATE LAW PROVISIONS

1. Remedies for Events of Default.

1.1 Landlord’s Right to Terminate upon Event of Default.  If any Event of Default shall occur, Landlord shall have the right to terminate this Lease and recover possession of the Premises by giving written notice to Tenant of Landlord’s election to terminate this Lease, in which event Landlord shall be entitled to receive from Tenant: (a) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus (b) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, which was actually and reasonably accrued by Landlord; and (e) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Laws.  As used in clauses (a) and (b), above, “worth at the time of award” shall be computed by allowing interest at the Default Rate. As used in clause (c), above, “worth at the time of award” shall be computed by discounting such amount at the Discounting Rate (defined below).  As used herein, the term “Discounting Rate” means the Reference Rate plus one percent (1%).

1.2 Landlord’s Right to Continue Lease upon Tenant Default.  In the event of a default of this Lease and abandonment of the Premises by Tenant, if Landlord does not elect to terminate this Lease as provided in Paragraph 1.1, above, Landlord may from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease.  Without limiting the foregoing, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).  To the fullest extent permitted by Law, the proceeds of any reletting shall be applied: (a) first to pay to Landlord all costs and expenses of such reletting (including without limitation, costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants, including expenses for refixturizing, alterations and other costs in connection with preparing the Premises for the new tenant, and if Landlord shall maintain and operate the Premises, the costs thereof) and receivers’ fees incurred in connection with the appointment of and performance by a receiver to protect the Premises and Landlord’s interest under this Lease and any necessary or reasonable alterations; (b) second, to the payment of any indebtedness of Tenant to Landlord other than Rent due and unpaid hereunder; (c) third, to the payment of Rent due and unpaid hereunder; and (d) the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable, and Tenant shall not be entitled to receive any portion of such revenue.  No re- entry or taking of possession of the Premises by Landlord pursuant to this Paragraph 1.2 shall be construed as an election to terminate this Lease unless a written notice of such election shall be given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.  Notwithstanding any reletting without termination by Landlord, Landlord may, at any time after such reletting, elect to terminate this Lease for any such Event of Default.  Upon the occurrence of an Event of Default by Tenant under Section 15.1 of the Standard Lease Provisions, if the Premises or any portion thereof are sublet, Landlord, in addition and without prejudice to any other remedies herein provided or provided by Laws, may, at its option, collect directly from the sublessee all rentals becoming due to the Tenant and apply such rentals against other sums due hereunder to Landlord.

1.3 Efforts to Relet.  For the purposes of this Exhibit “G”, Tenant’s right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises (or any portion thereof), by its acts of maintenance or preservation with respect to the Premises (or any portion thereof), or by appointment of a receiver to protect Landlord’s interests hereunder.  The foregoing enumeration is not exhaustive, but merely illustrative of acts that may be performed by Landlord without terminating Tenant’s right to possession.

1.4 Waiver of Right of Redemption.  Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.  Notwithstanding any provision of this Lease to the contrary, the expiration or termination of this Lease and/or the termination of Tenant’s rights to possession of the Premises shall not discharge, relieve or release Tenant from any obligation or liability whatsoever under any indemnity provision of this Lease, including without limitation the provisions of Section 14.2 of the Standard Lease Provisions.

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1.5 Cumulative Remedies; Equitable Relief.  The specific remedies to which Landlord may resort under the provisions of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease.  In addition to the other remedies provided in this Lease, subject to Laws, Landlord shall be entitled to a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

1.6 Tenant’s Waiver.  Tenant acknowledges that Landlord has entered into this Lease in reliance upon, among other matters, Tenant’s agreement and continuing obligation to pay all Rent due throughout the Term.  As a result, if Landlord elects, at Landlord’s sole option, to attempt to relet all or any part of the Premises, Tenant agrees that Landlord has no obligation to: (a) relet the Premises prior to leasing any other space within the Datacenter or Project; (b) relet the Premises: (i) at a rental rate or otherwise on terms below market, as then determined by Landlord in its sole discretion, (ii) to any entity not satisfying Landlord’s then standard financial credit risk criteria or Datacenter criteria regarding security/interconnectivity, (iii) for a use or upon terms not substantially consistent with the terms and requirements of this Lease; (c) make any alterations to the Premises, the Datacenter or the Project; and/or (d) otherwise incur any costs in connection with any such reletting, unless Tenant unconditionally delivers to Landlord, in good and sufficient funds, the full amount thereof in advance.

1.7 Landlord’s Right to Cure.  All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense.  If Tenant should fail to make any payment (other than Base Rent or the Power Payment) or cure any default hereunder within the time herein permitted (including, without limitation, any default by Tenant under Section 9.2 or Section 14.3 of the Standard Lease Provisions), Landlord, without being under any obligation to do so, without thereby waiving such default and in addition to and without prejudice to any other right or remedy of Landlord, may make such payment and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees to, pay to Landlord as Additional Rent, within ten (10) business days following Landlord’s demand therefor, all costs, expenses and disbursements (including reasonable attorneys’ fees) incurred by Landlord in taking such remedial action, plus an administrative fee of ten percent (10%) of such amount.

1.8 Notices. Tenant hereby acknowledges and agrees that all of the notice periods provided in Section 15.1 of the Standard Lease Provisions are in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 et. seq., or any similar or successor law.

2. Statutory Waivers.

2.1 Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of Law, now or hereinafter in force, which restricts the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord (or its successors) any obligation with respect to the handling or return of security deposits.

2.2 Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

2.3 Landlord’s and Tenant’s waivers set forth in Sections 10.1.3 and 10.2 of the Standard Lease Provisions shall include, without limitation: (a) the provisions of Sections 1932(2) and 1933(4) of the California Civil Code, as amended from time to time, and the provisions of any successor or other law of like import and (b) the provisions of Sections 1265.130 and 1265.150 of the California Code of Civil Procedure, as amended from time to time, and the provisions of any successor or other law of like import.

3. Notice of Completion.  Upon completion of any Alterations and in compliance with all applicable Laws, Tenant shall provide a Certificate of Substantial Completion signed off by Tenant’s architect and all applicable permits will be signed off by, and recorded with, the applicable government department(s).

4. California Civil Code Section 1938.  As of the date of this Lease, the Premises, Building and Project have not been inspected by a Certified Access Specialist as referred to in Section 1938 of the California Civil Code.

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EXHIBIT “H”

SERVICE LEVEL AGREEMENT

PART I – SPECIFICATIONS

1. Electricity Consumption, Threshold/Specifications:	[***] in a [***] configuration.
2. Target Battery Capacity:	Five (5) minutes at [***].
3. Back-up Generator:	Critical load generators are installed in an N+1 configuration and maintained by Landlord’s engineering staff. Back-up Power is included in all AC amperage usage.
4. HVAC Specs:	Sufficient cooling for the Datacenter Space in an N+1 configuration. System is dedicated to the Datacenter and maintained by Landlord’s engineering staff.
(a) Target Temperature:	Within the “Allowable” range for a Data Center Environment as defined by ASHRAE TC 9.9 “Thermal Guidelines for Data Processing Environments,” Allowable Class A2, as issued in 2015.
(b) Target Relative Humidity:	Within the “Allowable” range for a Data Center Environment as defined by ASHRAE TC 9.9 “Thermal Guidelines for Data Processing Environments,” Allowable Class A2, as issued in 2015.
5. Maximum Structural Load:

150 pounds of live load per square foot. No weight shall be supported from the roof/ceiling. Any cabinets, cages or partitions installed in the Datacenter Space (whether installed by Landlord or any Tenant Party) shall be included in the calculation of the live load.

PART II – REMEDY FOR CRITICAL INTERRUPTIONS

1. Definitions.

(a) “Chronic Outage” means the occurrence of either [***], regardless of duration.

(b) [***] means [***].

(c) “Continuous Outage” means a single Rent Abatement Event that continues for twenty (20) consecutive days.

(d) [***] means [***].

(e) “Electrical Critical Interruption” means any interruption during [***].

(f) “First Interruption” means the first (1st) Rent Abatement Event commencing in any particular twelve (12) month period during the Term.

(g) “Interruption Cure Completion Notice” means written notice from Landlord that a particular Rent Abatement Event has been rectified.

(h) “Mechanical Critical Interruption” means any failure during the Term, for a period in excess of sixty (60) cumulative minutes during any twenty-four (24) hour period, of any HVAC service described in Section 8.1.3 of the Standard Lease Provisions that is required to be provided by Landlord under this Lease to or with respect to the Datacenter Space: (i) to be within the parameters identified in the HVAC Specs identified in Part I above and (ii) that is not caused by: (A) any Casualty or Force Majeure event, (B) the consumption of Critical Load Power in excess of the Electrical Power Threshold or (C) any other act or omission of Tenant or any Tenant Delay (which shall include, without limitation, any failure of Tenant to implement and at all times maintain during the Term a commercially reasonable cold aisle containment system within the Datacenter Space).

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[***]	Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(i) “Outage Credit” means the quotient achieved by dividing (A) the monthly Base Rent attributable to the portion of the Datacenter Space affected by the Rent Abatement Event for the month in which the Rent Abatement Event occurred by (B) the actual number of days in the calendar month in which the Rent Abatement Event occurred.  For the avoidance of doubt, Datacenter Space containing Equipment that is inoperable as a result of a Rent Abatement Event in the main distribution area (MDA) for the Datacenter Space shall be deemed to be “affected” for purposes of this definition.

(j) “Remote Hands Service Failure” means any failure during the Term by Landlord to Respond to a properly submitted request by Tenant for any Remote Hands Service described in Section 8.1.4 of the Standard Lease Provisions within thirty (30) minutes following Landlord’s receipt and confirmation of such request, which failure is not caused by: (A) any Casualty or Force Majeure event or (B) any act or omission of Tenant or any Tenant Delay.

(k) “Rent Abatement Event” means any Electrical Critical Interruption or any Mechanical Critical Interruption.  Notwithstanding anything to the contrary set forth herein, Rent Abatement Events that are connected to the same root cause shall be treated as the same Rent Abatement Event, and Rent Abatement Events that occur intermittently but are connected to the same root cause shall be treated as a single Rent Abatement Event.

(l) “Respond” means that a Landlord employee, contractor or other representative has sent a response to Tenant confirming such request for Remote Hands Service or is working to perform such Remote Hands Service.

(m) “Second Interruption” means the second (2nd) Rent Abatement Event commencing in a particular twelve (12) month period during the Term.

(n) “Three-Plus Interruption” means the third (3rd), and any subsequent, Rent Abatement Event commencing in any particular twelve (12) month period during the Term.

2. Remedy.

(a) Outage Credits for Rent Abatement Events.

(1) Upon the occurrence of each Rent Abatement Event, Tenant shall be entitled to Outage Credits in the amounts set forth opposite the duration of each such Rent Abatement Event in Tables H.1 and H.2, below, as applicable:

Table Related to the Calculation of Outage Credits (Table H.1)

Rent Abatement Event Duration:	Outage Credits:
0 – 24 consecutive hours	Outage Credits described in Table H.2, below.
Each period of 24 consecutive hours occurring thereafter during which such Rent Abatement Event occurs or continues.	One (1) additional Outage Credit beyond those Outage Credits described in Table H.2.

Table Describing Outage Credits (Table H.2)

Rent Abatement Event Duration:	Outage Credits:
Each First Interruption.	[***]
Each Second Interruption.	[***]
Each Three-Plus Interruption.	[***]

(2) In the event that Tenant is entitled to an Outage Credit, the Outage Credit shall be applied as a credit towards Tenant’s Monthly Base Rent due in the immediately following month of the Term; provided, however, in the event that an Outage Credit accrues during the final month of the Term, Landlord shall pay to Tenant the amount of the Outage Credit within sixty (60) days following the expiration of the Term.

[***]

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Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(3) The foregoing notwithstanding, the total Outage Credits to which Tenant may become entitled in any calendar month shall not exceed Tenant’s total Monthly Base Rent for the affected portion of the Datacenter Space for such calendar month (at the time of the event).

(4) After Landlord has rectified a particular Rent Abatement Event and has gathered all necessary information regarding such Rent Abatement Event, Landlord shall provide the Interruption Cure Completion Notice to Tenant as soon as is reasonably practicable thereafter.

(b) [***]

(1) [***]

(2) [***]

(c) Outage Credits for Remote Hands Service Failure.  Notwithstanding anything to the contrary in Section 8.2 of the Standard Lease Provisions, if one or more Remote Hands Service Failures occurs on any day, Tenant’s shall receive a $200 credit to be applied toward Base Rent, such that Tenant shall receive a $200 credit to be applied toward Base Rent for each day (or part thereof) on which any Remote Hands Service Failure(s) occur.  In addition, notwithstanding anything to the contrary set forth herein, the maximum aggregate credits that Tenant shall be eligible to receive for Remote Hands Service Failure(s) during any calendar month during the Term shall be $1,000 (prorated for partial calendar months).

(d) Maximum Outage Credits.  The foregoing notwithstanding, the maximum Base Rent abatements (including Outage Credits and credits for Remote Hands Failures) to which Tenant may become entitled in any calendar month shall not exceed Tenant’s total Monthly Base Rent for the affected portion of the Datacenter Space for such calendar month (at the time of the event).

[***]

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Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT “I”

PORTABILITY AND EXTENSION PROVISIONS

1. Campus Portability.

1.1 Portability – General.  In the event Tenant desires to replace its lease of the Datacenter Space with other space on the Campus, Tenant shall provide written notice to Landlord.  Upon receipt of Tenant’s written notice, Landlord shall notify Tenant whether there is any Qualified Replacement Datacenter Space (defined below) that is Available for Lease (defined below) on the Campus.  A “Qualified Replacement Datacenter Space” means an alternative datacenter space within the Campus that has more than [***] of critical load power in a [***] configuration. “Available for Lease” means that such Qualified Replacement Datacenter Space is not then leased to, or the subject of active lease negotiations with, any other Person or encumbered by a preemptive right to lease (e.g., an expansion right, right of first offer or right of first refusal) in favor of any other Person.  Qualified Replacement Datacenter Space shall be considered to be the subject of active lease negotiations if Landlord is actively negotiating a letter of intent or lease agreement with respect to such space with agreed-upon principal economic terms.

1.2 Term; Rent; Other Terms.  If there is Qualified Datacenter Space that is Available for Lease on the Campus, Landlord and Tenant shall negotiate in good faith to enter into an amendment to this Lease or a new lease agreement with respect to the termination of the Datacenter Space and a contemporaneous replacement of such space with the Qualified Replacement Datacenter Space.  Unless otherwise agreed by the parties, the amendment or new lease agreement shall contain the following terms and conditions:

1.2.1 With respect to the Qualified Replacement Datacenter Space, the following terms and conditions shall apply: (a) at Tenant’s sole cost and expense (including a reasonable management fee), Landlord shall complete the installations necessary to prepare the Qualifying Replacement Datacenter Space for Tenant’s occupancy (not including any of the Tenant Datacenter Space Installations, which shall be completed by Tenant at its sole cost and expense); (b) the Initial Term of Tenant’s lease of the Qualified Replacement Datacenter Space shall commence upon the date (the “Qualified Replacement Datacenter Space Commencement Date”) that Landlord delivers the Qualified Replacement Datacenter Space to Tenant, taking into account the reasonable time needed by Tenant to migrate from the Datacenter Space to the Qualified Replacement Datacenter Space; (c) the Initial Term of Tenant’s lease of the Qualified Replacement Datacenter Space shall expire on the date that is sixty (60) months following the Qualified Replacement Datacenter Space Commencement Date; (d) as of the Qualified Replacement Datacenter Space Commencement Date, the Electrical Power Threshold shall be increased by the amount of critical load power associated with the Qualified Replacement Datacenter Space; (e) beginning on the Qualified Replacement Datacenter Space Commencement Date and continuing for the remainder of the Initial Term for the Qualified Replacement Datacenter Space (including any exercised Option Terms), the monthly base rent payable by Tenant with respect to the Qualified Replacement Datacenter Space shall be equal to the greater of (i) the then prevailing base rent and additional rent then being charged by Landlord for comparable space on the Campus for new leases, taking into consideration the quality, size, utility and location thereof, the length of the initial term, the amenities provided to Tenant and all other relevant considerations and (ii) the product of: (A) the committed critical load power for the Qualified Replacement Datacenter Space and (B) the monthly Base Rental Rate (i.e., US $/kW/mo.) that is payable with respect to the then-current month of the Initial Term as set forth in Item 8(a) of the Basic Lease Information, with subsequent three percent (3%) annual increases in such monthly Base Rental Rate; (f) Tenant shall continue to pay the monthly Base Rent attributable to the Improvement Allowance as set forth in Item 8(a) of the Basic Lease Information for the number of months remaining in the Initial Term for the Datacenter Space; (g) all costs and expenses incurred by Landlord or Tenant to move Tenant’s Personal Property and any other equipment or property from the Datacenter Space to the Qualified Replacement Datacenter Space, and/or otherwise to transition Tenant’s lease of space from the Datacenter Space to the Qualified Replacement Datacenter Space, shall be borne and paid solely by Tenant; and (h) except as expressly provided to the contrary in this Paragraph 1, the remaining terms of Tenant’s lease of the Qualified Replacement Datacenter Space shall be the same as the terms and conditions of the Lease, including, without limitation, the Base Year (provided that (i) all provisions of the Lease which vary based upon the area of the Premises shall be appropriately adjusted and (ii) the portability provisions set forth herein shall deleted).  Tenant shall reimburse Landlord for (or, at Landlord’s election, shall pay directly) any costs and expenses incurred or to be incurred by Landlord in accordance with this Paragraph 1.2.1 within thirty (30) days following delivery to Tenant of a written invoice therefor.

1.2.2 With respect to the Datacenter Space, the following terms and conditions shall apply: (a) on or before the Qualified Replacement Datacenter Space Commencement Date, Tenant, at its sole cost and expense, shall move Tenant’s Personal Property and any other equipment or property from the Datacenter Space to the Qualified Replacement Datacenter Space and surrender the Datacenter Space to Landlord in accordance with Article 13 of the Lease, provided, however, Tenant shall have an additional thirty (30) days to relocate the main distribution area (MDA) (i.e., approximately 4-6 racks) from the Datacenter Space to the Qualified Replacement Datacenter Space; (b) on the

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Qualified Replacement Datacenter Space Commencement Date, the lease of the Datacenter Space shall terminate; (c) provided that Tenant has surrendered the Datacenter Space pursuant to clause (a) of this Paragraph 1.2.2, as of the Qualified Replacement Datacenter Space Commencement Date, the monthly base rent payable by Tenant with respect to the Datacenter Space shall cease; and (d) all costs and expenses incurred by Landlord or Tenant to move Tenant’s Personal Property and any other equipment or property from the Datacenter Space to the Qualified Replacement Datacenter Space, and/or otherwise to transition Tenant’s lease of space from the Datacenter Space to the Qualified Replacement Datacenter Space, shall be borne and paid solely by Tenant.  Tenant shall reimburse Landlord for (or, at Landlord’s election, shall pay directly) any costs and expenses incurred or to be incurred by Landlord in accordance with this Paragraph 1.2.2 within thirty (30) days following delivery to Tenant of a written invoice therefor.

1.3 Conditions.  Notwithstanding anything to the contrary herein, the portability terms set forth in this Paragraph 1 shall, at the election of Landlord, be invalid, ineffective, and of no force or effect if, at any time during the negotiation period between the parties with respect to any Qualified Replacement Datacenter Space, or on the Qualified Replacement Datacenter Space Commencement Date, there shall be an uncured Event of Default by Tenant under the Lease or if more than two (2) Events of Default shall have occurred during the twelve (12) month period prior thereto.  In addition, Tenant may elect to utilize the portability terms set forth in this Paragraph 1 only once during the Initial Term with respect to the Datacenter Space.

2. Extension Options.

2.1 Grant.  Subject to and in accordance with the terms and conditions of this Paragraph 2 of this Exhibit “I”, Tenant shall have the number of options (each, an “Extension Option”) specified in Item 7(d) of the Basic Lease Information to extend the Term of this Lease, each for an additional term (collectively the “Option Terms”, each an “Option Term”) of the number of calendar months (or years) specified in Item 7(d) of the Basic Lease Information, upon the same terms, conditions and provisions applicable to the then current Term of this Lease (except as provided otherwise herein).  Tenant shall have the right to exercise any Extension Option only with respect to the entire Premises leased by Tenant (at the Electrical Power Threshold then associated with the entire Premises) at the time that Tenant delivers an Option Exercise Notice, and Tenant only may exercise an Extension Option pursuant to this Lease if it contemporaneously exercises the corresponding extension option pursuant to the [***] Lease.  The monthly Base Rent and other charges payable with respect to the Premises for the Option Term (the “Option Rent”) shall be equal to the monthly Base Rent that is payable with respect to the last month of the Initial Term (or the first Option Term, as applicable) (exclusive of any amortization of the Improvement Allowance, which shall apply only to the Initial Term) multiplied by 1.03 (with subsequent three percent (3%) increases on in the monthly Base Rent on each anniversary of the date of commencement of the Option Term).

2.2 Exercise.  Tenant may exercise the Extension Option only by delivering to Landlord a written notice (an “Option Exercise Notice”) at least nine (9) calendar months (and not more than fifteen (15) calendar months) prior to the then applicable expiration date of the Term, specifying that Tenant is exercising the Extension Option pursuant to this Paragraph 2 of this Exhibit “I”; provided, however, notwithstanding anything to the contrary set forth herein, no Option Exercise Notice provided by Tenant pursuant to this Paragraph 2 of this Exhibit “I” shall be valid unless Tenant contemporaneously provides an option exercise notice with respect to the corresponding option term for the [***] Datacenter Space pursuant to the [***] Lease.  If Tenant delivers and Option Exercise Notice, Tenant shall be deemed to have irrevocably exercised the Extension Option, the Term of this Lease shall be extended by the Option Term on the terms set forth in this Paragraph 2 of this Exhibit “I”, and Landlord and Tenant shall execute an amendment reflecting Tenant’s exercise of the Extension Option and the extension of the Term.  If Tenant shall fail to deliver an Option Exercise Notice within the applicable time period specified herein for the delivery thereof (time being of the essence), then at the election of Landlord, Tenant shall be deemed to have forever waived and relinquished such Extension Option, and any other options or rights to renew or extend the Term effective after the then applicable expiration date of the Term shall terminate and shall be of no further force or effect.

2.3 Conditions.  Notwithstanding anything to the contrary herein, any attempted exercise by Tenant of the Extension Option shall, at the election of Landlord, be invalid, ineffective, and of no force or effect if, on the date on which Tenant delivers the Option Exercise Notice or on the date on which the Option Term is scheduled to commence there shall be an uncured Event of Default by Tenant under the Lease or if more than two (2) Events of Default shall have occurred during the twelve (12) month period prior to the date on which Tenant delivers the Option Exercise Notice.  The rights granted to Tenant under this Paragraph 2 of this Exhibit “I” are personal to the Original Tenant.

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EXHIBIT “J”

PART I: LANDLORD’S INSTALLATIONS

Landlord, at its sole cost and expense, shall cause the following installations to be present in or with respect to the delivered portion of the Datacenter Space (collectively, the “Landlord’s Installations”):

1.	All improvements and equipment required to cause such Datacenter Space to conform to the service level specifications in Part I of Exhibit “H” to the Lease.
2.

All improvements required to cause the Support Space to completed, pursuant to the terms of the Lease, on or around October 15, 2016 (rather than by the Commencement Date, notwithstanding anything to the contrary set forth in the Lease).

PART II: TENANT DATACENTER SPACE INSTALLATIONS

Subject to the terms of Section 4.1.5 of the Standard Lease Provisions, Tenant shall cause the following equipment and installations to be present in or with respect to the Datacenter Space (collectively, the “Tenant Datacenter Space Installations”), all of which must be approved in advance by Landlord in accordance with the terms of this Lease:

1.	Power distribution, either via (a) Remote power panels (RPPs), electrical distribution to RPPs, whips and receptacles or (b) busway, electrical distribution to busway, breakers and drops to each rack.
2.	Rack power strip/CDU or connection to power strip in rack and branch circuit monitoring.
3.	Racks and rack installation/seismic anchorage.
4.	Ladder racking/cable tray.
5.	Cold aisle containment system.
6.	Cages around Tenant’s IT racks and main distribution frames (MDFs) (if applicable).
7.	Structured cabling and terminations.
8.	Structural support system to hang electrical distribution and cable tray.
9.	Any modifications to Landlord’s Installations that are required by Tenant to meet its unique requirements (subject to Landlord’s prior approval).

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EXHIBIT “K”

DATACENTER RULES AND REGULATIONS

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EXHIBIT “L”

BOX SERVICE PROVIDER REQUIREMENTS

1. Purpose:  The Service Provider Requirements (SPR) sets forth the minimum information security program and infrastructure policies that the Service Provider must meet and maintain in order to protect Box Confidential Information from unauthorized use, access, disclosure, theft, manipulation, reproduction and/or possible breach of security or data (“Security Breach”), for any period of time thereafter during which the Service Provider has possession of or access to Box Confidential Information.  For purposes of these SPR, (a) ”Service Provider” shall mean Landlord as defined in the Lease; (b) ”Box” shall mean Tenant as defined in the Lease; and (c) “Confirmation Information” shall mean Personal Information as defined in the Lease.

2. Information Security Management System (ISMS):  [***]

3. Standards:  The Service Provider incorporates all reasonable and appropriate methods and safeguards to ensure the security, confidentiality, integrity, availability, and privacy of Confidential Information.  The Service Provider will adhere to information security best practices with respect to the Confidential Information as identified in International Organization for Standardization 27001 (ISO/IEC 27001) or other applicable authoritative sources (e.g. SSAE16 SOC1, SOC2, PCI, HIPAA/HITECH, and EU/Swiss Safe Harbor) mutually agreed upon with Box.

4. Information Security Policies:  [***]

5. Updates:  The Information Security Management System (ISMS) with respect to the Confidential Information will be documented and kept current based on changes in applicable legal and regulatory requirements related to privacy and data security, best practices and industry standards.

6. [***]

7. Independent Assessments and Vulnerability Assessments:  The Service Provider will conduct at its own cost and expense an independent assessment consisting of a Report on Controls at a Service Organization Relevant to Security, Availability, Processing, Integrity, Confidentiality and/or Privacy (“SOC2” Type II) or ISO 27001 Certification Report, at least annually by a reputable independent third party organization, on information applications and/or systems associated with accessing, processing, storage, communication and/or transmission of the Confidential Information (“Independent Assessment”).  Additionally, with respect to the Confidential Information, Service Provider must undergo an annual network security assessment by an independent third party organization that specializes in providing this type of security assessment service.

8. Management Cooperation SOC 1 and SOC 2 report:  With respect to the Confidential Information, Service Provider agrees to sign a Management Representation letter and Management Assertion letter in support of Box’s SOC 1 (SSAE 16) and SOC 2 (AT 101) in accordance with AICPA requirements.

9. Audit and Reporting:  For systems or applications associated with the access, processing, storage, communication and/or transmission of Confidential Information, the Service Provider will generate audit logs for actual or attempted incidents of unauthorized use, access, disclosure, theft or manipulation of the Confidential Information or any Security Breach involving Confidential Information. Service Provider must generate audit logs with respect to the Confidential Information.  The Service Provider must review the audit logs with respect to the Confidential Information in accordance with the Service Provider’s information security policies or at least monthly and must maintain adequate records of the review of such audit logs for purposes of audit or other applicable legal or regulatory requirements.  Audit logs will be maintained in accordance with the Service Provider’s record retention obligations and must be provided to Box upon request in the event of a Security Breach of Confidential Information.  In the event that Service Provider’s review of the audit logs applicable to Confidential Information reveals reasonable evidence of any unauthorized use, access, disclosure, theft, manipulation, reproduction and/or Security Breach, the Service Provider must promptly notify Box in accordance with the terms of the Lease.

10. Training:  The Service Provider shall provide regular training to Service Provider personnel (employee, contractors, consultants, etc.) that have access to the Confidential Information on security and privacy requirements applicable to Service Provider. Such training shall occur at least annually and upon initial employment.  The training provided shall included the following topics at a minimum: 1) proper data handling and processing procedures, 2) minimum security standards, 3) confidentiality and privacy practices, 4) limitations of data use and disclosure, 5) appropriate methods for disposal of data, 6) incident response and management procedures, and 7) the Service Provider’s disciplinary process and other repercussions of not following Service Provider policies and procedures.

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11. Data Transfer and Access:  If Service Provider discloses any data outside of the country in which Service Provider received or collected the Confidential Information, Service Provider shall ensure that the Confidential Information or any materials derived from it are not disclosed or communicated in violation of applicable export laws or regulations.  Service Provider further agrees to ensure an adequate level of protection for any Confidential Information transfer in and outside of the country of where Service Provider received or collected the Confidential Information.  An adequate level of protection may include entering a data transfer agreement with Box, upon Box’s request of Service Provider, on the basis of model contract clauses adopted by the European Commission.

12. Access Limitations:  Service Provider will restrict access to the Confidential Information only to those Service Provider Personnel who have a need to know or otherwise access the data to enable Service Provider to perform its obligations under the Lease, provided that (a) Supplier has conducted a background check on those Personnel, and (b) those Personnel are bound in writing by obligations of confidentiality sufficient to protect the Confidential Information in accordance with the terms of this Agreement and applicable laws.  Upon Box’s written request, Service Provider will promptly identify in writing all Personnel it has allowed to access the Confidential Information as of the date of the request.  Service Provider shall be responsible at all times for its Personnel’s compliance with Service Provider’s obligations under this Agreement.

13. Data Access Requests:  Service Provider will not provide any Confidential Information obtained or collected to any parties, unless legally required, and Service Provider must provide notification to Box of the request within forty-eight (48) hours unless such notification is legally prohibited.  Service Provider will forward to Box all other access requests with respect to the Confidential Information within forty-eight (48) hours to [***] of receipt.  Any requests from third parties to Service Provider to delete, rectify, block, or otherwise update the Confidential Information are prohibited. Box acknowledges that Box is responsible for deleting, rectifying, blocking, or updating the Confidential Information in response to an access request from Box’s customers, partners, and personnel, as applicable.

14. Subprocessing:  Service Provider agrees that any use of subcontractors with respect to the Confidential Information under the Lease is permitted provided that: (i) Service Provider provides Box with at least ninety (90) days prior notice of any such subcontracting, except to the extent otherwise set forth in the Lease or for services that may be subcontracted pursuant to the Lease; (ii) Service Provider flows down its obligations under this Section to protect the Confidential Information in full to any subcontractor it appoints, as applicable, such that the Confidential Information processing terms of the subcontract are no less onerous than the Confidential Information processing terms set out in this Section; and (iii) Service Provider will remain fully liable to Box for the acts, errors and omissions of any subcontractor it appoints to process the Confidential Information.

15. Data Breach.  In the event of a suspected breach with respect to the Confidential Information, Service Provider will notify Box within 24 hours of discovery of the breach and Service Provider shall do all such acts and things as Service Provider considers necessary in order to remedy or mitigate the effects of the breach and will continuously update Box of developments relating to the breach. In the event that any Confidential Information is lost, damaged or destroyed as a consequence of a breach, Service Provider shall promptly restore such Confidential Information to the last available backup.

16. Data Retention.  Service Provider will only retain the Confidential Information for as long as is necessary for the purposes for which it was collected and processed.  Service Provider will only maintain the Confidential Information in accordance with this Agreement that is adequate, relevant, and not excessive for the providing the Service Provider’s services set forth in the Lease.

17. Compliance with Laws and Security Procedures:  The Service Provider will comply with all applicable laws and the Service Provider’s written security procedures (including, without limitation, procedures relating to Box’s facilities and materials, the Confidential Information, and if applicable any Software) that are in effect during the term of the Lease for the security of the Confidential Information.

18. Permitted Uses and Disclosures of Confidential Information:  The Service Provider will not use or disclose any Confidential Information contrary to the provisions of this Agreement and any use or disclosure of any Confidential Information is specifically and expressly limited to the use or disclosure that is necessary to perform the services pursuant to the Lease. In addition, unless authorized by Box, Service Provider will not use or permit others to use Confidential Information to offer products or services, or otherwise commercially exploit Confidential Information.

19. [***]

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